UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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United Therapeutics Corporation
(Name of Registrant as Specified In Its Charter)

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1040 Spring Street
Silver Spring, MD 20910

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

        The 2012 annual meeting of shareholders of United Therapeutics Corporation will be held at our headquarters, 1040 Spring Street, Silver Spring, Maryland 20910, on Tuesday, June 26, 2012, at 9:00 a.m. local time for the following purposes:

  1.
  Election of the three Class I directors named in the proxy statement and nominated by our Board of Directors to serve three-year terms until the 2015 annual meeting of shareholders and until their successors are duly elected and qualified or until their office is otherwise vacated;

  2.
  To vote on an advisory resolution to approve executive compensation;

  3.
  Approval of the United Therapeutics Corporation Employee Stock Purchase Plan;

  4.
  Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2012; and

  5.
  To consider and act upon such other business as may properly come before the annual meeting of shareholders and any adjournment or postponement thereof.

        Only shareholders as of April 27, 2012, are entitled to notice of, and to vote at, our 2012 annual meeting of shareholders.

        Important Notice Regarding the Availability of Proxy Materials for United Therapeutics Corporation's 2012 Annual Meeting of Shareholders to Be Held on Tuesday, June 26, 2012:

United Therapeutics Corporation's Proxy Statement, Annual Report, Form 10-K and
other proxy materials are available at: http://ir.unither.com/annualProxy.cfm.

        WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE REQUESTED TO FILL IN, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PRE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE SO THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. ALL SHAREHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THIS MEETING.

By Order of the Board of Directors,

Paul A. Mahon Corporate Secretary

April 30, 2012
Silver Spring, Maryland

i

PAGE
PROPOSAL No. 4: Ratification of the Appointment of Ernst & Young LLP as United Therapeutics Corporation's Independent Registered Public Accounting Firm for 2012	53
REPORT OF THE AUDIT COMMITTEE AND INFORMATION ON OUR INDEPENDENT AUDITORS	54
Report of the Audit Committee	54
Principal Accountant Fees and Services	56
Policy on Audit Committee Pre-Approval of Audit Services and Permissible Non-Audit Services of our Independent Auditors	56
OTHER MATTERS	57
Certain Relationships and Related Party Transactions	57
Beneficial Ownership of Common Stock	59
Stock Split	60
Section 16(a) Beneficial Ownership Reporting Compliance	61
Shareholder Proposals and Director Nominations	61
Other Business	61
Shareholders Sharing the Same Address	62
Annual Report	62
Transportation Information	62
Annex A—Non-GAAP Financial Information
Annex B—United Therapeutics Corporation Employee Stock Purchase Plan
Proxy Card

ii

UNITED THERAPEUTICS CORPORATION
1040 Spring Street
Silver Spring, MD 20910

PROXY STATEMENT FOR THE 2012 ANNUAL MEETING OF SHAREHOLDERS

INFORMATION ABOUT THE MEETING, VOTING AND PROXIES

General

        This Proxy Statement and enclosed proxy card are being furnished on or about May 8, 2012, to shareholders of United Therapeutics Corporation in connection with the solicitation by our Board of Directors of proxies to be voted at our 2012 annual meeting of shareholders (Annual Meeting) and any adjournment or postponement thereof. Our Annual Meeting will be held on Tuesday, June 26, 2012, beginning at 9:00 a.m. local time at our corporate headquarters, 1040 Spring Street, Silver Spring, Maryland 20910.

Record Date and Outstanding Shares

        On April 27, 2012 (the Record Date), there were 53,685,760 shares of our common stock outstanding and entitled to vote at our Annual Meeting. Only shareholders of record on the Record Date will be entitled to vote, either in person or by proxy, at our Annual Meeting, and each share will have one vote for each director nominee and one vote for each other matter to be voted on.

Solicitation

        We will bear the cost of soliciting proxies. Our officers and employees may solicit proxies in person or by telephone, fax, email or regular mail, and they will receive no additional compensation for such work. Copies of solicitation materials may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of our common stock, and normal handling charges may be paid for such forwarding service.

Voting Rights and Quorum

        Shares can be voted at our Annual Meeting only by shareholders who are present in person or represented by proxy. Whether or not you plan to attend our Annual Meeting in person, you are encouraged to sign and return the enclosed proxy card. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Corporate Secretary of United Therapeutics Corporation at 1040 Spring Street, Silver Spring, Maryland 20910, a written notice of revocation or a fully executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to achieve a quorum for the transaction of business at the Annual Meeting.

        Abstentions, "broker non-votes" (i.e., shares held by brokers or nominees that are represented at the meeting but with respect to which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners thereof or persons entitled to vote thereon) and proxies that are marked "withhold authority" with respect to the election of any one or more nominees for election as directors will be counted as present in determining whether the quorum requirement is satisfied.

        Your broker, bank, trust or other nominee has the discretion to vote on routine corporate matters (including the ratification of the appointment of the independent registered public accounting firm) presented in the proxy materials without your specific voting instructions. Your broker, bank, trust or other nominee does not have the discretion to vote on non-routine matters (including the election of directors, the advisory resolution to approve executive compensation and the approval of the United Therapeutics Corporation Employee Stock Purchase Plan). For non-routine matters, your shares will not be voted without your specific voting instructions.

Proxy

        If the enclosed proxy card is properly executed and returned prior to the Annual Meeting, the shares represented by the proxy card will be voted in accordance with the shareholder's directions. If the proxy card is signed and returned without any direction given, shares of our common stock represented by the proxy will be voted in accordance with the Board's recommendations as follows: (i) FOR the election of each of the three director nominees named on the proxy card, (ii) FOR the advisory resolution to approve executive compensation, (iii) FOR approval of the United Therapeutics Corporation Employee Stock Purchase Plan and (iv) FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2012.

Voting Requirements

  Election of Directors

        Directors are elected by a plurality of the affirmative votes cast at our Annual Meeting. A "plurality" voting standard means that the three nominees who receive the largest number of votes cast will be elected as directors. Broker non-votes and shares as to which a shareholder withholds voting authority are not considered votes cast and therefore have no impact on the election of directors. Cumulative voting is not permitted in the election of directors. Proxies may not be voted for more than three nominees.

  All Other Proposals to Be Voted On

        The affirmative vote of the holders of a majority of the outstanding shares of common stock present, in person or by proxy, at our Annual Meeting, and entitled to vote on the matter, is required for approval of each of the other proposals to be voted on at the meeting. Abstentions have the same effect as an "against" vote. Broker non-votes, if any, have no impact on the vote.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        Our Board of Directors (Board) consists of ten members and is divided into three classes of three or four members each. At each annual meeting of shareholders, members of one of the classes, on a rotating basis, are elected to a three-year term. This year at our Annual Meeting, Martine Rothblatt, Louis Sullivan and Ray Kurzweil are nominees for election as Class I directors to serve three-year terms until our 2015 annual meeting of shareholders or until their successors are duly elected and qualified or their office is otherwise vacated. Each of our director nominees has consented to be named herein and to continue to serve on our Board of Directors, if elected. It is not anticipated that any nominee will become unable or unwilling to accept his or her nomination or election. If such an event should occur, the persons named on the proxy card intend to vote for the election of, in such nominee's stead, such other person as is recommended to our Board of Directors by our Board of Directors' Nominating and Governance Committee. In the alternative, the persons named on the proxy card may simply vote for the remaining nominees, leaving a vacancy that may be filled at a later date by our Board of Directors, or our Board of Directors may reduce the size of the Board.

        We believe that our directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the best interests of our shareholders. We also endeavor to have a Board of Directors that, as a whole, represents a range of experiences in business, government, education and technology and in other areas that are relevant to our business activities. In addition, our Board believes there are certain attributes every director should possess, which are set forth in the Director Nominations and Diversity section below.

        In evaluating incumbent directors for re-nomination to our Board, the members of our Nominating and Governance Committee consider a variety of factors. These include each director's independence, financial literacy, personal and professional accomplishments, tenure on our Board and experience in light of our business goals. The following presents information concerning persons nominated for election as directors at our Annual Meeting and for those of our directors whose terms of office will continue after our Annual Meeting, including their age (as of the date of this proxy statement), membership on committees of our Board, principal occupations or affiliations during the last five years or more, director qualifications, and certain other directorships held. For additional information concerning the director nominees, including stock ownership and compensation, see the section entitled Non-Employee Director Compensation and the Beneficial Ownership of Common Stock table below.

Nominees as Class I Directors for Election at our 2012 Annual Meeting of Shareholders

Martine Rothblatt, Ph.D., J.D., M.B.A. Age 57	Chairman of the Board
Dr. Rothblatt founded United Therapeutics in 1996 and has served as Chairman and Chief Executive Officer since its inception. Prior to United Therapeutics, she founded and served as Chairman and Chief Executive Officer of Sirius Satellite Radio. She is a co-inventor on three of our patents pertaining to treprostinil. She has served as a United Therapeutics director since 1996.

Dr. Rothblatt brings to the Board extensive leadership and business experience at technology companies such as Sirius Satellite Radio, as well as in-depth knowledge of our company from her service as our founder, Chairman and Chief Executive Officer. She also has substantial knowledge of medical ethics, having obtained her Ph.D. in medical ethics from the Royal College of Medicine and Dentistry, Queen Mary College, University of London.

Louis Sullivan, M.D. Age 78	Member, Compensation Committee
Member, Nominating and Governance Committee
Member, Scientific Committee
Dr. Sullivan currently serves as a Director of Henry Schein, Inc. (since 2001), BioSante Pharmaceuticals, Inc. (since 1994), and Emergent BioSolutions, Inc. (since 2005), all publicly traded companies. Dr. Sullivan previously served on the boards of directors of a wide range of public companies, including General Motors Company, Bristol-Myers Squibb Company, Cigna Corporation, 3M Company and Georgia Pacific Corporation. Dr. Sullivan was the founding President of Morehouse School of Medicine, from 1981 to 1989, served as President again from 1993 to 2002, and became President Emeritus in July 2002. Dr. Sullivan was also one of the founders and served as Chairman of Medical Education for South African Blacks, Inc., a member of the National Executive Council for the Boy Scouts of America, and a member of the Board of Trustees of Little League of America. Dr. Sullivan served as Secretary of the United States Department of Health and Human Services from 1989 to 1993. He is a physician certified in internal medicine with a subspecialty certification in hematology. He has served as a United Therapeutics director since 2002.

Dr. Sullivan brings to our Board extensive experience in the healthcare industry as a public official from his service as a Secretary of the U.S. Department of Health and Human Services, physician certified in internal medicine and professor and administrator at Morehouse School of Medicine. He also has substantial public company board experience gained from his service as a director of Henry Schein, Inc., BioSante Pharmaceuticals, Inc. and Emergent BioSolutions, Inc. as well as his previous public company board service.
Ray Kurzweil Age 64
Member, Scientific Committee
Mr. Kurzweil is an inventor, entrepreneur and author, and has created several important technologies in the artificial intelligence field. He has received the National Medal of Technology, the MIT-Lemelson Prize, nineteen honorary doctorates and honors from three U.S. Presidents. Mr. Kurzweil was selected as a 2002 inductee into the National Inventors Hall of Fame. Since 1995, Mr. Kurzweil has served as the Chief Executive Officer of Kurzweil Technologies, Inc., a technology development firm. He has served as a United Therapeutics director since 2002.

Mr. Kurzweil brings to our Board extensive technological experience as an inventor and technology developer. His technical experience in the areas of artificial intelligence, telemedicine, and pharmaceutical research and development, and his experience in building businesses around his inventions, provide our Board with perspective in evaluating current and proposed technologies and business opportunities. Mr. Kurzweil also brings to our Board substantial corporate leadership experience from his role as Chief Executive Officer of Kurzweil Technologies, Inc.

OUR BOARD OF DIRECTORS RECOMMENDS THAT OUR SHAREHOLDERS VOTE "FOR"
THE ELECTION OF EACH OF THE NOMINEES AS CLASS I DIRECTORS.

Class II Directors Continuing in Office with Terms Ending in 2013

Christopher Causey, M.B.A. Age 49	Chairman, Compensation Committee
Member, Nominating and Governance Committee
Mr. Causey has served as the Principal of the Causey Consortium, a professional services organization providing business strategy and marketing counsel to the healthcare industry, since 2002. Previously, Mr. Causey served as a senior marketing officer for a variety of healthcare and technology companies. From 2001 to 2002, Mr. Causey served as the Chief Marketing Officer for Definity Health Incorporated. Since 2008, he has also been a member of the Board of Directors of Data Sciences International, Inc., a private company that develops wireless physiological monitoring solutions. Mr. Causey has served as a United Therapeutics director since 2003.

Drawing upon over 20 years of experience in strategic planning and marketing for health care delivery, financing and biotechnology organizations, including as Principal of Causey Consortium, a professional services organization that provides strategy and marketing counsel to the healthcare industry, Mr. Causey brings to our Board substantial experience in the health care and biotech industries. Now that we have three marketed products, our Board benefits from Mr. Causey's extensive leadership experience as a senior health care marketing executive at companies such as Definity Health Incorporated. He has also led technology and management assessment efforts for our Board.
Richard Giltner Age 48
Member, Audit Committee
Member, Nominating and Governance Committee
From 2009 until his retirement in 2010, Mr. Giltner was a portfolio manager at Lyxor Asset Management, an asset management group at the French bank Société Générale. From 2006 until 2009, he served as a managing director of Société Générale Asset Management, an international fund management firm, and head of the European office for its fund of hedge funds group. From 2003 to 2006, Mr. Giltner was the global head of foreign exchange options for the investment banking arm of Société Générale. He also held various other managerial positions within Société Générale from 1991 until 2003. Mr. Giltner has been a private investor since his retirement from Société Générale in 2010. Our Board of Directors has determined that Mr. Giltner meets the financial sophistication requirements of NASDAQ's listing standards. Mr. Giltner has served as a United Therapeutics director since 2009.

Mr. Giltner brings to our Board over twenty years of experience in the financial sector, including international financial markets, financial derivatives, alternative investments and asset management. As our business continues to grow and expand, our Board benefits from Mr. Giltner's global business and financial experience and his perspective as an institutional investor as well as his leadership experience in international finance from his service in various management roles at Société Générale.

R. Paul Gray Age 48	Chairman, Audit Committee
Member, Compensation Committee
Mr. Gray is currently the Managing Member of Core Concepts, LLC, a strategic and financial consulting firm, which he founded in 2002. From 1985 to 1999, Mr. Gray practiced as a Certified Public Accountant at Ernst & Young LLP, KPMG LLP and Beers & Cutler LLP. Mr. Gray has served as an officer for his clients and companies within Core Concepts' portfolio from time to time. Our Board of Directors has determined that Mr. Gray is an audit committee financial expert as defined under the rules and regulations of the Securities and Exchange Commission and meets the financial sophistication requirements of NASDAQ's listing standards. Mr. Gray currently serves on the boards of several public companies including Red Branch Technologies, Inc. (since 2006), Critical Solutions, Inc. (since 2009), and Biomimix, Inc. (since 2006). Mr. Gray also serves on the board of Nano Therapies, LLC. Mr. Gray served on the board of TenthGate, Inc., a public medical holding company, until December 2007 and served as a director of Earth Search Sciences, Inc., a publicly traded company, until May 2005. Mr. Gray has served as a United Therapeutics director since 2003.

Mr. Gray brings to our Board over twenty years of experience as an accountant (Ernst & Young LLP, KPMG LLP and Beers & Cutler LLP) and entrepreneur (Core Concepts, LLC). Mr. Gray's roles as a director of various public and private companies (Red Branch Technologies, Inc., Critical Solutions, Inc., Biomimix, Inc., Nano Therapies, LLC, TenthGate, Inc.) provides him with experience on governance, financial reporting compliance, accounting, finance, business development and audit matters that is beneficial to our Board.

 Class III Directors Continuing in Office with Terms Ending in 2014

Raymond Dwek, F.R.S. Age 70	Chairman, Scientific Committee
Professor Dwek is a Fellow of the Royal Society, London, and has served as Director of the Glycobiology Institute and Professor of Glycobiology at the University of Oxford since 1988. He was President of the Institute of Biology (a professional organization) from 2008 through 2010. From 2000 to 2006, Professor Dwek served as head of the Department of Biochemistry at the University of Oxford. Professor Dwek has been serving in various positions at the University of Oxford since 1966. In 1988, Professor Dwek was the scientific founder of Oxford GlycoSciences PLC, which was publicly traded on the London Stock Exchange and NASDAQ, and he served as a member of its Board of Directors until its sale in 2003. He was the 2007 Kluge Chair of Technology and Society at the U.S. Library of Congress. Professor Dwek is the founder of glycobiology, the study of the structure, biosynthesis and biology of sugar chains attached to proteins. He has served as a United Therapeutics director since 2002.
Professor Dwek has extensive scientific experience as both head of the Department of Biochemistry at the University of Oxford, the world's largest biochemistry department, and as a biotechnology innovator at organizations such as the Glycobiology Institute and Oxford GlycoSciences PLC. In evaluating existing and potential new programs, our Board benefits from his scientific insight and experience in pharmaceutical research and development.
Roger Jeffs, Ph.D. Age 50	Dr. Jeffs received his undergraduate degree in chemistry from Duke University and his Ph.D. in pharmacology from the University of North Carolina. Dr. Jeffs joined United Therapeutics in September 1998 as Director of Research, Development and Medical. Dr. Jeffs was promoted to Vice President of Research, Development and Medical in July 2000, and to his current position of President and Chief Operating Officer in April 2001. From 1993 to 1995, Dr. Jeffs worked at Burroughs Wellcome & Company where he was a member of the clinical research team that developed Flolan®, the first FDA-approved therapy for patients with pulmonary arterial hypertension. From 1995 to 1998, Dr. Jeffs worked at Amgen, Inc. where he served as the worldwide clinical leader of the Infectious Disease Program. Dr. Jeffs currently leads our global clinical, commercial, manufacturing and business development efforts. He has served as a United Therapeutics director since 2002.
As he is responsible for our global clinical, commercial and manufacturing operations, Dr. Jeffs manages the largest portion of our annual budget and headcount. Our Board benefits from Dr. Jeffs' thorough and real-time understanding of our company and knowledge of our existing business, risks and prospects. Dr. Jeffs also brings to the Board extensive experience in the biotechnology industry gained from his service at Burroughs Wellcome & Company and Amgen. In addition to managing critical areas of our business, Dr. Jeffs manages the majority of our senior managers and employees and offers valuable insights to our Board related to our infrastructure and growth strategy.

Christopher Patusky, J.D., M.G.A. Age 48	Vice Chairman of the Board Lead Independent Director Chairman, Nominating and Governance Committee Member, Audit Committee

From August 2007 until July 2011, Professor Patusky served as Director, Office of Real Estate, for the Maryland Department of Transportation, where he was responsible for overseeing the Department's real estate matters statewide, including its transit-oriented development program. He continues to provide services to the Maryland Department of Transportation on real estate matters as an independent consultant. From 2002 until May 2007, Professor Patusky served as the Executive Director and a member of the faculty of the Fels Institute of Government at the University of Pennsylvania. From 1989 until 2000, Professor Patusky practiced law, focusing on litigation, intellectual property law and business startups. Our Board of Directors has determined that Professor Patusky meets the financial sophistication requirements of NASDAQ's listing standards. He has served as a United Therapeutics director since 2002.

Professor Patusky brings to our Board extensive governance experience from his former position as an administrator and faculty member at the Fels Institute of Government, which is the University of Pennsylvania's graduate program in public policy and public management, as well as legal experience from his prior career in private practice, which focused on litigation, intellectual property law, and business startups. Professor Patusky also brings to our Board familiarity with governmental regulation and relations between the government and the private sector due to his leadership experience in state government in the Maryland Department of Transportation. His responsibilities at the Fels Institute and the Maryland Department of Transportation have included significant budgetary management and oversight responsibilities.

Tommy Thompson, J.D. Age 70	Member, Audit Committee
Before entering the private sector in 2005, Governor Thompson enjoyed a long and distinguished career in public service. As Secretary of Health and Human Services from 2001 to 2005, he was a leading advocate for the health and welfare of all Americans. He also served four terms as Governor of Wisconsin from 1987 to 2001. From 2005 until January 2012, Governor Thompson served as a partner at the law firm of Akin Gump Strauss Hauer & Feld LLP in Washington, D.C. From 2005 to 2009, he also served as the Independent Chairman of the Deloitte Center for Health Solutions, which researches and develops solutions to some of our nation's most pressing health care and public health related challenges. He also served as chairman of the board of directors of AGA Medical Holdings, Inc. from 2005 until November 2010, and is a member of the boards of directors of CareView Communications, Inc., Centene Corporation, C.R. Bard, Inc., Cytori Therapeutics, Inc. He previously served on the boards of directors of SpectraScience and CNS Response, Inc. (through December 2009), and X Shares Advisors (through March 2007). Our Board of Directors has determined that Mr. Thompson meets the financial sophistication requirements of NASDAQ's listing standards. Governor Thompson has served as a United Therapeutics director since 2010.

Governor Thompson brings to our Board experience in the healthcare industry, both as a public official (former Secretary of the U.S. Department of Health and Human Services) and in the private sector (Deloitte Center for Health Solutions), as well as public company board experience (AGA Medical Holdings, Inc., CareView Communications, Inc., Centene Corporation, C.R. Bard, Inc., SpectraScience, CNS Response, Inc., X Shares Advisors) and knowledge of legislative affairs. Governor Thompson's legal experience from his private practice at Akin Gump Strauss Hauer & Feld LLP also is useful in the Board's oversight of the Company's legal and regulatory compliance.

BOARD OF DIRECTORS, COMMITTEES, CORPORATE GOVERNANCE

The Role of our Board: Risk Oversight

        Our Board is responsible for overseeing the risks facing our company. Our Board works directly with our executive officers and other members of our senior management in carrying out its risk oversight function. Our directors take a proactive, interested and detailed approach to their service on our Board, and set expectations to promote our success through the achievement of business objectives while maintaining high standards of responsibility and ethics. At its regularly scheduled meetings, our Board receives reports from our Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer and General Counsel, and may also receive reports from the Committee Chairmen, outside consultants and other members of senior management, among others. These presentations often include identification and assessment of risks our company currently faces or may face in the future. Our Board is able to ask questions, discuss and provide guidance to management on the risks presented, as well as any risks that our Board identifies. Our senior management is responsible for assessing risk on a daily basis. Our Board expects that our senior management continually identifies, assesses and manages the short-term and long-term risks faced by our company. If members of our senior management identify risks that are material to our company, our Board may convene a special meeting to discuss, assess and address such risks.

        Our Board implements its risk oversight function both as a whole and through delegation to various committees. These committees meet regularly and report back to the full Board. Our Audit Committee's responsibilities include general oversight of our company's practices with respect to risk assessment and risk management. Our Compensation Committee's duties include overseeing an assessment of the incentives and risks arising from or related to our compensation policies and practices, including but not limited to those applicable to executive officers, and to evaluate whether those incentives and risks are appropriate.

        In April 2012, the Compensation Committee reviewed a risk assessment conducted by management and the Compensation Committee's independent compensation consultant, Towers Watson & Co., to determine whether the design of our employee compensation programs and the amounts and components of employee compensation might create incentives for excessive risk-taking by our employees. The Compensation Committee believes that our compensation programs encourage employees, including our executives, to remain focused on a balance of the short- and long-term operational and financial goals of our company, thereby reducing the potential for actions that involve an excessive level of risk. See the section entitled Compensation Discussion and Analysis—Executive Summary—Summary of Compensation Governance Policies for information regarding certain risk-mitigating features of our compensation program.

Board of Directors Leadership

        Our Chief Executive Officer, who founded our company, serves as Chairman of our Board. Our Board believes that the combined role of Chairman and Chief Executive Officer currently is an appropriate leadership structure for our company. In this regard, having a combined Chairman and Chief Executive Officer provides an efficient and effective leadership model for a growing entrepreneurial company like ours, as it fosters clear accountability, effective decision-making, and alignment on corporate strategy. In addition, because our Board works closely with our executive officers and members of senior management, there is a natural synergy in the combined Chairman and Chief Executive Officer role that facilitates our Board's guidance of management.

        The independent directors on our Board have designated a Lead Independent Director. Among other responsibilities, our Lead Independent Director coordinates the activities of our other independent directors, approves Board meeting schedules, agendas and information sent to our Board, chairs all meetings of the Board at which the Chairman is not present, including executive sessions of our independent directors, and serves as principal liaison between our independent directors and our Chairman and senior management. The Lead Independent Director also has the authority to call meetings of the independent directors and is available for consultation and communication with major shareholders, if requested. A more detailed description of the responsibilities of the Lead Independent Director is included in our Corporate Governance Guidelines, which are available on our website at http://ir.unither.com/governance.cfm.

Director Nominations and Diversity

        The Nominating and Governance Committee of our Board does not have a formal policy with respect to considering director candidates or director diversity. Once the Nominating and Governance Committee identifies a potential director nominee, it screens the candidate, performs reference checks and conducts interviews with the assistance of our General Counsel. If the outcome of that process is favorable, the Nominating and Governance Committee may recommend the candidate to our Board for nomination.

        The Nominating and Governance Committee considers candidates recommended by shareholders and evaluates them using the same criteria as it uses to evaluate all other candidates. The Nominating and Governance Committee seeks to recommend director candidates who will enhance the quality of our Board's deliberations and decisions, who will take their duties seriously and who will promote the values and ethics to which we subscribe.

        A shareholder who wishes to recommend a prospective nominee for the Nominating and Governance Committee's consideration should submit the candidate's name and qualifications to our Corporate Secretary at the address set forth under Shareholder Communications with Directors below.

  Minimum Criteria for Director Candidates

        To be considered by the Nominating and Governance Committee, a director candidate must meet the following minimum criteria:

  •
  Personal and professional integrity;

  •
  A record of exceptional ability and judgment;

  •
  Ability and willingness to participate fully and work constructively in Board activities, including active participation in meetings of our Board and its committees;

  •
  Interest, capacity and willingness, in conjunction with the other members of our Board, to serve the interests of our shareholders;

  •
  Reasonable knowledge of the fields of our operations, as well as familiarity with the principles of corporate governance;

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  Expertise to serve on one or more committees of our Board; and

  •
  Absence of any personal or professional relationships that would adversely affect his or her ability to serve our best interests and those of our shareholders.

  Additional Qualities and Skills for Director Candidates

        In addition, the Nominating and Governance Committee is interested in candidates who possess the following skills:

  •
  The ability to contribute to the variety of opinions, perspectives, personal and professional experiences and backgrounds, as well as other characteristics that differ among members of our Board;

  •
  A desire to contribute positively to the existing tone and collaborative culture among our Board members; and

  •
  Professional and personal experiences and expertise relevant to achievement of our strategic objectives.

        The Nominating and Governance Committee's evaluation of director nominees takes into account their ability to contribute these qualities and skills to the Board, and the Nominating and Governance Committee reviews its effectiveness in balancing these considerations when assessing the composition of the Board.

Director Independence

        Our Board has determined that: (i) Christopher Causey, Richard Giltner, R. Paul Gray, Christopher Patusky, Louis Sullivan and Tommy Thompson are independent in accordance with the NASDAQ listing standards; (ii) Roger Jeffs and Martine Rothblatt are not independent, due to Dr. Jeffs' employment as our President and Chief Operating Officer and Dr. Rothblatt's employment as our Chief Executive Officer; (iii) Ray Kurzweil is not independent due to certain payments received in connection with the technical services agreements described in the section entitled Certain Relationships and Related Transactions below; (iv) Raymond Dwek is not independent due to certain transactions between United Therapeutics and the University of Oxford described in the section entitled Certain Relationships and Related Transactions below; and (v) R. Paul Gray, Christopher Patusky, Tommy Thompson and Richard Giltner meet the heightened independence standards for audit committee members set forth in rules promulgated under the Securities Exchange Act of 1934, as amended (the Exchange Act).

        Prior to 2011, Professor Dwek was regarded as one of our independent directors. In 2011, our Board determined not to designate Professor Dwek as independent under the NASDAQ listing standards, after considering the transactions between United Therapeutics and the University of Oxford described in the section entitled Certain Relationships and Related Transactions below. Our Board believes that Professor Dwek brings significant and valuable independent insight to the Board, and does not believe that our relationship with Oxford University falls within any of the categorical prohibitions against a finding of independence under the NASDAQ listing standards. However, in an abundance of caution and in light of the continuing and increasing extent of our relationship with Oxford, the Board no longer designates him as an "independent director" within the meaning of the NASDAQ listing standards.

        In determining that Governor Thompson is independent, the Board considered the fact that he is a former partner with the law firm Akin Gump Strauss Hauer & Feld LLP, which represented our company until 2005 (five years before Mr. Thompson joined our Board).

 Committees of our Board of Directors

        Our Board has established four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and a Scientific Committee. The current composition of each committee is as follows:

	Audit	Compensation	Nominating and Governance	Scientific
Christopher Causey		Chair	✓
Raymond Dwek*				Chair
Richard Giltner	✓		✓
R. Paul Gray	Chair	✓
Roger Jeffs**
Ray Kurzweil*				✓
Christopher Patusky***	✓		Chair
Martine Rothblatt**
Louis Sullivan		✓	✓	✓
Tommy Thompson	✓

*
Non-Independent Director

**
Management (Non-Independent) Director

***
Lead Independent Director

Audit Committee

        The Audit Committee's responsibilities include:

  •
  Representing and assisting our Board in its oversight responsibilities regarding our accounting and financial reporting processes, the audits of our financial statements, including the integrity of our financial statements, and the qualifications and independence of Ernst & Young, LLP, our independent registered public accounting firm;

  •
  Retaining and terminating our independent auditors;

  •
  Approving in advance all audit and non-audit services to be performed by our independent auditors; and

  •
  Approving related party transactions (as defined under the rules of the Securities and Exchange Commission (SEC)).

        For additional information regarding the processes and procedures used by the Audit Committee, see the section entitled Report of the Audit Committee and Information on our Independent Auditors below.

        The Audit Committee's duties are outlined in its charter.

Compensation Committee

        The Compensation Committee oversees our compensation plans and policies, reviews and approves compensation for our executive officers and administers our equity incentive and share tracking awards plans, including reviewing and approving grants of stock options and share tracking awards to our executive officers and employees. The Compensation Committee's responsibilities include:

  •
  Creating a system for awarding long-term and short-term performance-oriented incentive compensation to attract and retain senior management, and reviewing our compensation plans to confirm that they are appropriate, competitive and properly reflect our goals and objectives; and

  •
  Assisting our Board in discharging its responsibilities regarding compensation of our executive officers.

        The Compensation Committee's charter provides that it may delegate responsibilities to subcommittees if it determines such a delegation would be in the best interest of the company. For additional information regarding the processes and procedures used by the Compensation Committee, see the section entitled Compensation Discussion & Analysis below.

        The Compensation Committee's duties are outlined in its charter.

Independent Compensation Consultant

        The Compensation Committee has the authority to engage advisors to assist it in carrying out its responsibilities. In accordance with this authority, the Compensation Committee directly engaged Compensia, Inc. (Compensia) as its compensation consultant to advise the Compensation Committee on our executive and non-employee director compensation practices and policies. Compensia served in this capacity from 2004 until early 2011, when our company hired the principal consultant on our engagement with Compensia to serve as our company's Executive Vice President of Organizational Development. In June 2011, the Compensation Committee retained Towers Watson & Co. ("Towers Watson") to serve as its independent compensation consultant. The Compensation Committee, in its discretion, may replace its independent compensation consultant or hire additional consultants at any time. We have determined that each of Compensia and Towers Watson, for their respective tenures in 2011 as consultant to the Compensation Committee, was independent because it did not provide any services to us other than providing advice with respect to executive and director compensation, and received compensation from us only for services it provided to or on behalf of the Compensation Committee.

        The Compensation Committee engaged Compensia and Towers Watson to review and advise the Compensation Committee on all principal aspects of executive and non-employee director compensation. This included base salaries, cash incentive bonus awards, and long-term incentive bonus awards for our executive officers, and cash compensation and long-term incentive awards for non-employee directors. Compensia and/or Towers Watson performed the following tasks for the Compensation Committee in 2011, among others:

  •
  Reviewing and advising on the structure of our compensation arrangements (i.e., base salary levels, cash incentive bonus award target levels and the size of long-term incentive bonus award targets) for our Chief Executive Officer and our other executive officers;

  •
  Providing recommendations regarding the composition of our peer group;

  •
  Analyzing publicly available proxy data of companies within our peer group and survey data relating to executive compensation;

  •
  Conducting pay and performance analyses relative to our peer group;

  •
  Updating the Compensation Committee on industry trends and best practices with respect to executive long-term incentive compensation program design, including types of long-term incentive compensation awards, size of long-term incentive compensation grants, and aggregate long-term incentive compensation grant usage;

  •
  Evaluating our share tracking awards plans against our design/cost targets and against industry norms;

  •
  Assisting with the drafting of the Compensation Discussion and Analysis for our proxy statement;

  •
  Advising the Compensation Committee in connection with its risk assessment relating to our compensation programs; and

  •
  Working on special or ad-hoc projects for, or at the request of, the Compensation Committee as they arose.

        In the course of fulfilling these responsibilities, Compensia and Towers Watson regularly communicated with the Compensation Committee Chairman outside of and prior to most Compensation Committee meetings. The Compensation Committee may invite its independent compensation consultant to attend its meetings. In 2011, the Compensation Committee's independent consultant attended three of the Compensation Committee's six meetings.

        While the Compensation Committee considered its independent consultants' recommendations in 2011, the Compensation Committee's decisions, including the specific amounts paid to our executive officers and directors, were its own and may reflect factors and considerations in addition to the information and recommendations provided by its independent consultant.

Nominating and Governance Committee

        In addition to the responsibilities described in the section entitled Director Nominations and Diversity above, the Nominating and Governance Committee's responsibilities include:

  •
  Proposing nominees for election to our Board;

  •
  Proposing nominees to fill vacancies on our Board and newly created directorships;

  •
  Reviewing candidates for election to our Board recommended to us by our shareholders;

  •
  Recommending committee membership and chairmen;

  •
  Reviewing management succession plans;

  •
  Developing, evaluating, recommending to our Board and monitoring all matters with respect to corporate governance; and

  •
  Monitoring our compliance with legal and regulatory obligations.

        The Nominating and Governance Committee's duties are outlined in its charter.

Scientific Committee

        The Scientific Committee's responsibilities include:

  •
  Providing strategic advice and making recommendations to our Board and management regarding our current and planned research and development programs;

  •
  Advising our Board and management on the scientific merit of technology or products involved in licensing and acquisition opportunities; and

  •
  Reviewing new developments, technologies, and trends in biopharmaceutical research and development.

        Scientific Committee members with appropriate scientific expertise also serve as members of our Scientific Advisory Board and act as the Board's liaisons to our Scientific Advisory Board. Our Scientific Advisory Board is composed of scientists and physicians who meet periodically to discuss and evaluate potential opportunities for our company and guide our scientists as they work to develop new products and enhancements to our existing products. From time to time, our Chairman and Chief Executive Officer will ask Scientific Committee members to review technological developments that are strategically important or promising to our company.

        The Scientific Committee's duties are outlined in its charter.

Corporate Governance Guidelines and Committee Charters

        At the recommendation of the Nominating and Governance Committee, the Board has adopted Corporate Governance Guidelines as a framework for the governance of our company. Our Corporate Governance Guidelines, along with the charter for each Board committee, is available electronically in the "Corporate Governance" section of the "Investor Relations" page of our website located at http://ir.unither.com/governance.cfm, or by writing to us at United Therapeutics Corporation, Attention: Corporate Secretary, 1040 Spring Street, Silver Spring, Maryland 20910, or by sending an e-mail to corporatesecretary@unither.com.

 Stock Ownership Guidelines

        In April 2011, on the joint recommendation of the Compensation Committee and the Nominating and Governance Committee, the Board adopted Stock Ownership Guidelines applicable to our directors and Named Executive Officers. Our Board adopted Stock Ownership Guidelines to further align the financial interests of our directors and Named Executive Officers with those of our shareholders, to foster a long-term management orientation, and to promote sound corporate governance. For non-employee members of our Board, our Stock Ownership Guidelines provide an ownership target equal to the lesser of 5,000 shares or five times the annual cash board retainer. Non-employee members of our Board are expected to achieve their Stock Ownership Guideline target within five years of becoming subject to these guidelines. Ownership targets for our Named Executive Officers (including those serving on the Board) are described below under Compensation Discussion and Analysis—Stock Ownership Guidelines.

        In determining ownership levels for each director under our Stock Ownership Guidelines, credit is provided for shares held outright, as well as the number of vested, but unexercised, stock options and share tracking awards. For purposes of vested, unexercised stock option and share tracking awards, shares will be calculated on an "as if exercised" basis, assuming a cashless exercise and net of taxes (using an assumed 35% tax rate). The guidelines provide procedures for granting exemptions in the case of severe financial hardship.

Meetings of our Board of Directors and Board Attendance at Annual Meetings of Shareholders

        Our full Board held five meetings during 2011. In addition, during 2011, the Audit Committee held seven meetings, the Compensation Committee held six meetings, and the Nominating and Governance Committee held two meetings. Each of our directors attended more than 75% of the total number of meetings of our Board and the committees on which he or she served during 2011. In accordance with applicable NASDAQ listing standards, the independent members of our Board met without management present four times during 2011.

        Although attendance is not mandatory, our Board encourages all of its members to attend the annual meeting of shareholders. Nine directors attended our 2011 annual meeting of shareholders.

Shareholder Communication with Directors

        Shareholders are encouraged to address any director communications to our Corporate Secretary by overnight or certified mail, signature acceptance or return receipt required, at: United Therapeutics Corporation, Attention: Corporate Secretary, 1040 Spring Street, Silver Spring, Maryland 20910. Our Corporate Secretary has the authority to disregard or take other reasonable action with respect to any inappropriate shareholder communications. After confirming the stock ownership of the author of the communication, our Corporate Secretary will review the appropriateness of a shareholder communication based on the relevance of the communication to Board decisions. If deemed an appropriate communication, our Corporate Secretary will submit the shareholder communication to our Lead Independent Director. Shareholders will receive a written acknowledgement from our Corporate Secretary upon receipt of such written communication.

DIRECTOR COMPENSATION

        Our non-employee director compensation program is comprised of three main elements:

  •
  an annual cash retainer (payable quarterly) for service as a member of the Board;

  •
  additional annual cash retainers (payable quarterly) for service on Board committees; and

  •
  stock options or share tracking awards (in either case, granted initially upon joining the Board, and thereafter on an annual basis) for service as a member of the Board.

        Directors may also be compensated for special assignments from our Board. In 2011, no such special assignments occurred that involved compensation to a director. Employee directors do not receive any compensation for service on our Board in addition to their regular compensation as employees.

        The Compensation Committee and Nominating and Governance Committee review non-employee director compensation levels approximately once every two years, and final decisions with respect to any changes in director compensation levels are made by the Board upon the recommendation of the Compensation Committee and the Nominating and Governance Committee. In 2011, the Compensation Committee's independent consultant reviewed the market competitiveness of our non-employee director compensation program relative to our compensation peer group (as described in more detail below under Compensation Discussion and Analysis—Executive Compensation Framework—Compensation Peer Group). Based on this review, the Board approved increases in certain of our cash retainers, effective June 29, 2011, to bring our non-employee director cash compensation more in line with the median of our compensation peer group. We did not make any changes to share tracking award or stock option award levels.

        The following table describes our compensation program for non-employee directors prior to and after June 29, 2011.

			Stock Option or Share Tracking Awards(3)
	Annual Cash (prior to June 29, 2011)	Annual Cash (effective June 29, 2011)
			Initial (#)	Annual (#)
Board Membership	$25,000	$50,000	20,000	15,000
Lead Independent Director(1)	$25,000	$35,000	—	—
Committee Chairmanship(2):
Audit Committee	$20,000	$25,000	—	—
Compensation Committee	$15,000	$25,000	—	—
Nominating and Governance Committee	$10,000	$15,000	—	—
Scientific Committee	$15,000	$15,000	—	—
Committee Membership(2):
Audit Committee	$10,000	$15,000	—	—
Compensation Committee	$7,500	$15,000	—	—
Nominating and Governance Committee	$5,000	$7,500	—	—
Scientific Committee	$7,500	$7,500	—	—

(1)
Compensation for service as Lead Independent Director is paid in addition to amounts paid for membership on our Board and for any committee chairmanship or membership.

(2)
Committee chairmen receive the compensation indicated for committee chairmanship in lieu of the compensation for committee membership. Compensation for committee chairmanship and committee membership is paid in addition to amounts paid for membership on our Board.

(3)
Annual awards are granted once per year on the date of the first meeting of our Board following our annual meeting of shareholders. As such, the next grant to non-employee members of our Board is expected to occur on June 26, 2012. Amounts shown were effective for the entirety of 2011.

        Our non-employee directors are eligible to receive stock options under the 1997 United Therapeutics Corporation Amended and Restated Equity Incentive Plan (EIP) and awards under the 2008 United Therapeutics Corporation Share Tracking Awards Plan and the 2011 United Therapeutics Corporation Share Tracking Awards Plan (collectively, the STAP). Non-employee directors' initial and annual stock option and STAP awards are granted with an exercise price equal to the closing price of our common stock as reported on the NASDAQ Global Select Market on the date of grant, or on the preceding trading day if the award is granted on a date when the NASDAQ is not open. Initial grants of stock options or STAP awards, consisting of the initial membership award and a pro-rated amount of the annual award for the remainder of the then-current term, are made on the date of a director's appointment or election to our Board, or on the preceding trading day if the award is granted on a date when the NASDAQ is not open. Annual awards of stock options or STAP awards are made on the date of the first meeting of our Board following our annual meeting of shareholders in the year of grant. Awards of stock options and STAP awards to our non-employee directors become fully vested on the one-year anniversary of the grant date only if the director attends at least 75% of the regularly scheduled meetings of our Board and his or her committee meetings from the date of grant until the date of our next annual meeting of shareholders.

        The following table lists the compensation earned in 2011 by each non-employee director:

2011 Director Compensation

Name	Fees Earned or Paid in Cash(1)	Stock Option or STAP Awards(2)	All Other Compensation	Total
Christopher Causey	$65,000	$356,700	$—	$421,700
Raymond Dwek	$66,250	$356,700	$—	$422,950
Richard Giltner	$56,250	$356,700	$—	$412,950
R. Paul Gray	$71,250	$356,700	$—	$427,950
Ray Kurzweil	$41,250	$356,700	$—	$397,950
Christopher Patusky	$92,500	$356,700	$—	$449,200
Louis Sullivan	$62,500	$356,700	$—	$419,200
Tommy Thompson	$45,000	$356,700	$—	$401,700

(1)
Includes annual cash retainer and fees for serving on our Board, the committees of our Board, as a committee chairman and as Lead Independent Director.

(2)
Represents the aggregate grant date fair value of STAP awards granted to non-employee directors in 2011, computed in accordance with applicable accounting standards. For a discussion of the valuation assumptions for STAP awards, see Note 7—Share Tracking Awards Plans to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

On June 29, 2011, each of our non-employee directors was granted 15,000 STAP awards with an exercise price of $54.77 per share and a grant date fair value of $23.78 per share. No stock options were granted to our non-employee directors in 2011.

As of December 31, 2011, Mr. Causey had 70,500 stock options outstanding and 30,000 STAP awards outstanding, Prof. Dwek had 122,000 stock options outstanding and 30,000 STAP awards outstanding, Mr. Giltner had 92,500 stock options outstanding and 15,000 STAP awards outstanding, Mr. Gray had no stock options outstanding and 30,000 STAP awards outstanding, Mr. Kurzweil had no stock options outstanding and 35,766 STAP awards outstanding, Prof. Patusky had 91,000 stock options outstanding and 60,000 STAP awards outstanding, Dr. Sullivan had 102,000 stock options outstanding and 60,000 STAP awards outstanding and Mr. Thompson had 42,500 stock options outstanding and 15,000 STAP awards outstanding.

PROPOSAL NO. 2
ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

        We are asking our shareholders to vote on an advisory resolution to approve executive compensation as reported in this Proxy Statement. As described below in the Compensation Discussion and Analysis, the Compensation Committee has structured our executive compensation program to achieve the following primary objectives: (i) to attract and retain highly-competent Named Executive Officers capable of leading our company to the fulfillment of its business objectives and continued growth to augment shareholder value; (ii) to offer competitive compensation opportunities that reward individual contributions and corporate performance; (iii) to align the interests and compensation of our Named Executive Officers with the value created for shareholders through a strong pay-for-performance culture; and (iv) to incentivize our Named Executive Officers to consider the long-term as well as the short-term best interests of our company.

        As described further under Compensation Discussion and Analysis—Executive Summary, we feel strongly that our executive compensation programs have been well-designed to promote these objectives. In this regard, our 2011 executive compensation programs did not change significantly from our 2010 programs, which our shareholders overwhelmingly supported by voting 92.5% in favor of our first-ever advisory "say on pay" resolution at our 2011 annual meeting of shareholders.

        We urge shareholders to read the Compensation Discussion and Analysis beginning on page 20 of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 37 through 49, which provide detailed information on the compensation of our Named Executive Officers. The Compensation Committee and our Board of Directors believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this Proxy Statement has supported and contributed to both our recent and long-term success.

        Based on the results of our 2011 shareholder advisory vote on the preferred frequency of holding future advisory votes on executive compensation, our Board of Directors has adopted a policy providing for an annual advisory resolution to approve executive compensation. In accordance with this policy and Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking shareholders to approve the following advisory resolution at the Annual Meeting:

    RESOLVED, that the shareholders of United Therapeutics Corporation (the "Company") approve, on an advisory basis, the compensation of the Company's Named Executive Officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company's 2012 Annual Meeting of Shareholders.

        This advisory resolution, commonly referred to as a "say-on-pay" resolution, is non-binding on our Board of Directors. Although non-binding, our Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program. Unless our Board modifies its policy on the frequency of future "say-on-pay" advisory votes, the next "say-on-pay" advisory vote will be held at our 2013 annual meeting of shareholders.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
THE ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.

COMPENSATION DISCUSSION AND ANALYSIS

        This Compensation Discussion and Analysis describes compensation objectives and policies set by our Compensation Committee for our Named Executive Officers, including executive pay decisions and processes and all elements of our executive compensation program. In this Compensation Discussion and Analysis, the term "Compensation Committee" refers to the Compensation Committee of the Board of Directors, and the terms "we" and "our" refer to United Therapeutics.

        Our Named Executive Officers in 2011 consisted of the following four individuals:

Martine Rothblatt, Ph.D.	Chief Executive Officer
John Ferrari	Chief Financial Officer and Treasurer
Roger Jeffs, Ph.D.	President and Chief Operating Officer
Paul Mahon, J.D.	Executive Vice President and General Counsel

Executive Summary

2011 in Review

        2011 was another successful year for United Therapeutics. We achieved record revenues of $743.2 million, record net income of $217.9 million, and record earnings before non-cash charges(1) of $363.3 million. We are successfully managing the commercial sale of three FDA-approved medicines, and our new drug application for treprostinil diethanolamine (oral treprostinil) has been accepted for review by the FDA. In addition, we have an exciting pipeline of investigative products at all stages of the development cycle, plus clinical trials expected to further enhance our treprostinil-based franchise.

        Notably, 2011 marks our tenth consecutive year of at least 25% revenue growth, and our stock price has achieved cumulative growth of more than 800% over the past ten years. In addition, we have the second-highest revenue per employee of our peer group (which represents the top 25 companies in the NASDAQ Biotech Index, ranked by market capitalization, that are U.S.-based or based in jurisdictions with similar compensation disclosure requirements as in the United States). None of this exceptional performance would have been possible without the efforts of our Board of Directors and employees, including our Named Executive Officers. The graphs below illustrate our financial and stock price performance over the last 10 years.

United Therapeutics Stock Price Performance vs. NASDAQ Biotech Index
(2002 - 2011)

(1)
Earnings before non-cash charges is a non-GAAP financial measure defined as net income, adjusted for the following non-cash charges, as applicable: (1) interest; (2) income taxes;

  (3) license fees; (4) depreciation and amortization; (5) impairment charges; and (6) share-based compensation (stock option and share tracking award expense). In the past, we have also referred to this figure as "EBITDASO". A reconciliation of earnings before non-cash charges to the most directly comparable GAAP financial measure for each of the fiscal years shown in the table below as well as an explanation of how our management uses earnings before non-cash charges is set forth in Annex A to this Proxy Statement.

United Therapeutics 10-Year Performance
Revenue and Earnings Before Non-Cash Charges ($ Millions)

Impact of 2011 Advisory Resolution on Executive Compensation

        In June 2011, our shareholders voted on a non-binding advisory resolution to approve executive compensation, commonly referred to as a "say on pay" vote, at our 2011 annual meeting of shareholders. Our shareholders overwhelmingly approved our "say on pay" resolution, with 92.5% of shares present (in person or by proxy) voted in favor.

        The Compensation Committee considered the results of the 2011 "say on pay" vote and also considered many other factors in evaluating our executive compensation policies and practices throughout 2011, as discussed in this Compensation Discussion and Analysis. In light of the strong support our shareholders expressed for the compensation of our Named Executive Officers, the Compensation Committee did not make any changes to our executive compensation program and policies as a result of the 2011 "say on pay" vote and determined to maintain our general approach to executive compensation, described in more detail below, which emphasizes incentive compensation that rewards our Named Executive Officers when they deliver value for our shareholders.

Overview of our Executive Compensation Program

        We believe that we have an exceptional leadership team whose efforts are among the principal reasons we have consistently generated industry-leading performance over the past ten years in terms of revenue growth and average stock price increase. We further believe it is critical to our future success that we retain and reward our leadership team in a manner that reinforces our strong pay-for-performance philosophy. In other words, the compensation realized by our leadership team, including our Named Executive Officers, should reflect our financial and operational performance and the value realized by our shareholders. This principle is reflected in the composition of the average target total direct compensation for our Named Executive officers in 2011, which, as in years' prior, included a greater proportion of performance-based pay and less guaranteed pay than the executives in our peer group, as illustrated below:

United Therapeutics Compensation Mix vs. Peers

(1)
Target total direct compensation is defined as the sum of base salary, cash incentive bonus opportunity, and the grant date fair value of long-term incentive awards, in each case for 2011. For United Therapeutics, a target long-term incentive award has been used, to reflect historical payout levels, as follows: CEO—250,000 stock options; other Named Executive Officers—60% of long-term incentive opportunity. For purposes of this chart, guaranteed pay includes base salary and time-based vesting restricted stock (note that we do not issue time-based restricted stock). Performance-based pay includes stock options, share tracking awards, cash incentive bonuses and other forms of performance-based equity or long-term incentives awarded by companies in our peer group.

        The key features of our executive compensation program, which are designed to support the objectives discussed below at Executive Compensation Framework—Compensation Program Objectives, are summarized below:

  •
  Pay Program Elements.  We provide our Named Executive Officers with annual compensation comprised of base salary, cash incentive bonus and long-term incentives. We also offer health and retirement benefits, limited perquisites and severance and change in control arrangements.

  •
  Competitive Positioning. Generally, for 2011 we targeted total direct compensation (defined as base salary, cash incentive bonus target, and long-term incentive bonus target) at or above the 75th percentile of our peer group. We believe this benchmark target is appropriate in light of our strong pay-for-performance compensation structure, where a significantly larger portion of Named Executive Officers' compensation on average is performance-based, when compared to our peer group. Individual compensation targets and actual compensation paid may vary based on the Compensation Committee's assessment of corporate performance and each Named Executive Officer's individual performance. For details regarding the composition of our peer group, see the section below entitled Compensation Peer Group.

  •
  Cash Incentive Bonus Program. For the 2011 performance period, we paid cash incentive awards to our Named Executive Officers based principally on the achievement of pre-established corporate goals under our Company-Wide Milestone Program, which is discussed below at Cash Incentive Bonus Program—2011 Milestones.

  •
  CEO Long-Term Incentive Compensation.  Our CEO is eligible to receive long-term incentive compensation annually in the form of performance-based stock options, under a pay-for-performance formula contained in her employment agreement, which bases the number of stock options awarded (if any) on the increase in our market capitalization during the year. Under this formula, our stock price must increase in order for our CEO to receive any stock options; then, the stock price must increase further for our CEO to realize any economic benefit from those stock options. This pay-for-performance formula, and the fact that long-term incentive compensation is a substantial part of our CEO's total compensation, are the key reasons why our CEO's total compensation is closely aligned with total shareholder return, as illustrated by the chart below:

5-Year CEO Actual Total Direct Compensation(1) vs. United Therapeutics Total Shareholder Return(2)

(1)
Actual total direct compensation is defined as the sum of base salary, cash incentive bonus earned, and the grant date fair value of long-term incentive awards.

(2)
Indexed total shareholder return is equal to United Therapeutics' stock price as of the end of each year as a percentage of the starting point of December 31, 2006.

•
Other Named Executive Officers' Long-Term Incentive Compensation. Long-term incentive compensation for our other Named Executive Officers is paid in the form of cash-settled STAP awards, based principally on company performance (including Milestone attainment), plus an assessment of individual performance. Like stock options, STAP awards only provide value to a recipient if our stock price increases between the grant date and the exercise date.

2011 Compensation Decisions and Pay-for-Performance Alignment

        As a result of our strong financial and operational performance in 2011, 86% achievement of the goals in our Company-Wide Milestone Program and each Named Executive Officer's performance during the year, our Compensation Committee made the following compensation decisions:

  •
  Payout of cash incentive bonuses for 2011 equal to 86% of the respective cash incentive bonus target for each Named Executive Officer; and

  •
  Grants of STAP awards for performance in 2011 to each Named Executive Officer (other than Dr. Rothblatt) equal to 86% of their respective long-term incentive award targets.

        Because our market capitalization declined in 2011, Dr. Rothblatt did not receive any performance stock options in 2011, based on the formula set forth in her employment agreement.

        In addition, based in part on strong company performance during 2010, the Compensation Committee approved 4% increases in 2011 base salary for each Named Executive Officer. Cash bonus incentive targets, as a percentage of base salary, remained generally the same as 2010, other than slight adjustments made in connection with a transition to setting Named Executive Officer cash bonus targets on a percent of salary basis, rather than as a fixed dollar amount.

        As a result of these actions, actual total direct compensation (defined as base salary, plus cash incentive bonus earned, plus the grant date fair value of long-term incentive awards granted) was below the 25th percentile of our peer group for our Chief Executive Officer and above the 75th percentile for our other Named Executive Officers. Our Compensation Committee believes this was appropriate given the pay-for-performance design of our compensation arrangements, where a significantly larger portion of Named Executive Officers' compensation on average is performance-based, when compared to our peer group, and our track record of extraordinary performance against our internal goals and relative to our peers. For example, in 2011, our growth in revenues, net income, net income per employee and revenue per employee each approximated or exceeded the 70th percentile of our peer group.

  Summary of Compensation Governance Policies

        Our Compensation Committee and Board of Directors have taken the following steps to further enhance the governance of our executive compensation program:

  •
  Stock Ownership Guidelines. Our Board has adopted Stock Ownership Guidelines applicable to our directors and Named Executive Officers. For details, see the section above entitled Board of Directors, Committees, Corporate Governance—Stock Ownership Guidelines and the section below entitled Other Executive Compensation Policies and Practices—Stock Ownership Guidelines.

  •
  Stock Option / STAP Repricing Policy. Our Board has adopted a policy against repricing or exchanging underwater stock options and STAP awards without shareholder approval. For details, see the section below entitled Other Executive Compensation Policies and Practices—Policy Against Repricing Without Shareholder Approval.

  •
  Compensation Recovery Policy.  Our Board has the authority, to the extent permitted by governing law, to make retroactive adjustments to any cash-, stock option- or STAP award-based incentive compensation paid to our Named Executive Officers and certain other senior managers where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement.

  •
  Prohibition Against Hedging.  Pursuant to our insider trading policy, directors, officers and employees are prohibited from, among other things, purchasing our securities on margin, engaging in "short" sales of our common stock, or buying or selling puts, calls, futures contracts or other forms of derivative securities relating to our securities.

  •
  Independent Consultant. Our Compensation Committee has consistently retained nationally-recognized executive compensation consulting firms since 2004 to advise it on compensation matters relating to our Named Executive Officers. For details, see the section above entitled Board of Directors, Committees, Corporate Governance—Independent Compensation Consultant.

  •
  Executive Sessions.  Our Compensation Committee regularly meets in executive session without members of management present.

Executive Compensation Framework

  Compensation Program Objectives

        Our executive compensation program is designed to achieve four primary objectives:

  •
  Pay for Performance.  Structure compensation programs to emphasize variable, performance-based elements so that realized compensation is aligned with corporate performance (both financial and non-financial), stock price performance and individual performance, based on achievement of performance goals established by the Compensation Committee.

  •
  Shareholder Alignment.  Align the interests and compensation of our Named Executive Officers with the value created for shareholders through equity-oriented incentives and stock ownership guidelines.

  •
  Balance Short-Term and Long-Term Perspectives.  Encourage our Named Executive Officers to consider the long-term as well as the short-term best interests of our company.

  •
  Market Competitiveness.  Offer competitive compensation opportunities that facilitate the attraction and retention of highly competent executive officers capable of leading our company to the fulfillment of its business objectives and growth in shareholder value.

        We accomplish these objectives through five primary compensation elements, as summarized in the table below:

Objective
Compensation Element	Pay for Performance	Shareholder Alignment	Balance Short- and Long-Term Perspectives	Market Competitiveness
Base Salary				✓
Cash Incentive Bonus	✓	✓	✓	✓
Long-Term Incentives (Stock Options/STAP Awards)	✓	✓	✓	✓
Benefits/Perquisites				✓
Supplemental Executive Retirement Plan (SERP)			✓	✓
Severance/Change-of-Control Benefits			✓	✓

  Compensation Peer Group

        Our Compensation Committee annually examines Named Executive Officer compensation levels relative to a peer group of industry and labor market competitors. In past years, the Compensation Committee considered both a Similarly Situated Peer Group (which included biopharmaceutical and biotechnology companies that are labor market competitors for executive talent and are in a similar range with our company with respect to several metrics, principally revenue and market capitalization) and High Performing Peer Group (which included biopharmaceutical and biotechnology companies, regardless of size, deemed by the Compensation Committee to be industry leaders, as measured by financial performance, shareholder value creation and drug development and commercialization). For 2011, the Compensation Committee consolidated the two peer groups into a single peer group comprised of the top 25 companies, ranked by market capitalization, in the NASDAQ Biotech Index (which we refer to throughout this Compensation Discussion and Analysis as the "peer group"). The decision to transition to a single peer group was based on our continued growth in revenue and market capitalization relative to the top 25 companies in the NASDAQ Biotech Index. Only companies that are U.S.-based or based in jurisdictions with similar compensation disclosure requirements as U.S. companies were selected for the peer group. The peer group includes biopharmaceutical and biotechnology companies deemed by the Compensation Committee to be industry leaders, as measured by financial performance, shareholder value creation and drug development and commercialization, and labor market competitors for executive talent.

        The peer group includes the following companies: Alexion Pharmaceuticals, Inc., Amgen, Inc., Amylin Pharmaceuticals, Inc., BioMarin Pharmaceutical Inc., Biogen Idec Inc., Celgene Corporation, Cephalon, Inc., Dendreon Corporation, Endo Pharmaceuticals, Gen-Probe Inc., Genzyme Corporation, Gilead Sciences, Inc., Human Genome Sciences, Inc., Illumina, Inc., Life Technologies Corp., Mylan Inc., Myriad Genetics, Inc., Onyx Pharmaceuticals, Inc., Perrigo Company, Regeneron Pharmaceuticals, Inc., Salix Pharmaceuticals, Ltd., Talecris Biotherapeutics, Inc., Techne Corporation, Vertex Pharmaceuticals Inc. and Warner Chilcott Ltd.

        The profile for our peer group, as compared to our company, is summarized in the table below (dollars in millions):

Metric	United Therapeutics		Peer Group
2011 Revenue	$743	Range:	$131 to $15,582
		Median:	$920
2011 Year-End Market Capitalization	$2,572	Range:	$1,116 to $54,545
		Median:	$4,045
2011 Year-End Employee Size	543	Range:	420 to 18,000
		Median:	1,852

        The Compensation Committee considered pay program design and individual executive compensation data based on the public filings of our peer group in the fall of 2010. This information served as an important factor for the 2011 compensation decisions for our Named Executive Officers described below.

  Competitive Pay Positioning

        The Compensation Committee evaluates our Named Executive Officers' pay competitiveness on a target total direct compensation basis. In setting 2011 compensation levels, the Compensation Committee generally sought to set Named Executive Officer target total direct compensation at or above the 75th percentile of our peer group. Target total direct compensation includes annual base salary, target cash incentive bonus at 100% of opportunity and long-term incentive bonus compensation at either 250,000 stock options (in the case of our Chief Executive Officer) or 60% of opportunity (in the case of our other Named Executive Officers). The Compensation Committee targeted at or above the 75th percentile of the peer group in order to provide highly competitive compensation to retain what it believes is an exceptional management team and in recognition of our long track record of performing at or near the top of the biotech industry. Individual compensation targets and actual compensation delivered may vary based on the Compensation Committee's assessment of corporate performance and each Named Executive Officer's individual performance. We believe these benchmark targets are particularly appropriate in light of our strong pay-for-performance compensation structure, where a significantly larger portion of Named Executive Officers' compensation on average is performance-based, when compared to our peer group (as shown in the chart above under—Overview of our Executive Compensation Program).

  Tally Sheets

        The Compensation Committee periodically reviews tally sheets for our Named Executive Officers and utilizes them, along with peer group compensation and performance analyses, in making its compensation decisions. These tally sheets assign dollar amounts to each component of compensation for our Named Executive Officers, including target total direct compensation, outstanding long-term incentive awards, benefits, perquisites and potential change in control severance payments. Tally sheets are not used in any formulaic manner to dictate pay decisions, but rather are used to educate and inform the Compensation Committee regarding the potential value of existing compensation arrangements. The Compensation Committee reviewed tally sheets to prepare for its 2011 decisions regarding compensation for our Named Executive Officers.

  Other Factors Affecting Compensation Decisions

        In addition to benchmarking and tally sheets, the Compensation Committee also takes into account the financial performance of our company as well as a variety of other factors, including, among other things, independent analyst reports, changes in the price of our common stock and individual achievements (such as management efforts resulting in successful clinical trial results). Based on this information, the Compensation Committee may make individual adjustments to our Named Executive Officers' compensation accordingly. In addition, the Compensation Committee takes into account the input of our Chief Executive Officer in determining the compensation levels for the Named Executive Officers other than the Chief Executive Officer.

Review of 2011 Executive Compensation

  Summary of 2011 Compensation

        The components of our Named Executive Officers' target total direct compensation are base salary and variable compensation, including cash incentive bonus compensation and long-term incentive bonus compensation. The following table shows our Named Executive Officers' base salaries and target variable compensation for 2011 and the amount of any increase of such compensation over 2010. The basis for the Compensation Committee's decisions with respect to each of these components for 2011 is discussed in greater detail below.

Summary 2011 Target Total Direct Compensation

Executive Officer	2011 Base Salary	% Increase Over 2010 Base Salary	2011 Cash Incentive Bonus Target as % of Base Salary	Change in Cash Incentive Bonus Target %(1)	2011 Long-Term Incentive Bonus Target(#)(2)		% Increase over 2010 Long-Term Incentive Bonus Target
Martine Rothblatt	$936,000	4%	100%	0%	n/a	(3)	n/a (3)
John Ferrari	$457,600	4%	60%	3%	125,000		0%
Roger Jeffs	$759,200	4%	75%	0%	175,000		0%
Paul Mahon	$660,400	4%	60%	1%	125,000		0%

(1)
Represents the difference in cash incentive bonus target as a percentage of salary, between 2010 and 2011.

(2)
The long-term incentive bonus opportunity represents the total number of STAP awards for our Named Executive Officers, other than Dr. Rothblatt, that can potentially be granted based on 2011 performance.

(3)
Long-term incentive bonus awards for Dr. Rothblatt, if any, are determined at the end of each calendar year in accordance with a formula set forth in her employment agreement, which takes into account the rise, if any, in our market capitalization each year based on the average closing price of our common stock for the month of December. For a description of Dr. Rothblatt's long-term incentive bonus award opportunity, see the narrative under the section entitled Named Executive Officer Employment Agreements—Dr. Rothblatt following the Grants of Plan-Based Awards in 2011 table below.

  Base Salary

        Base salary is the primary fixed element of the compensation packages for our Named Executive Officers. The Compensation Committee reviews and establishes base salary levels for our Named Executive Officers each year taking into consideration one or more of the following four factors, depending on the circumstances: (i) a subjective evaluation of individual performance, including contribution to the advancement of corporate objectives, impact on financial results, and strategic accomplishments; (ii) our overall performance, financial condition and prospects; (iii) the annual compensation received by executives holding comparable positions at our peers as described in the section entitled Executive Compensation Framework above; and (iv) our annual company-wide budget for salary increases.

        In February 2011, the Compensation Committee approved the base salaries for our Named Executive Officers listed in the Summary 2011 Target Total Direct Compensation table above. Each Named Executive Officer's salary was increased by 4%, consistent with our company-wide budget for salary increases.

  Cash Incentive Bonus Program

        All of our Named Executive Officers participate in our Company-Wide Milestone Incentive Bonus Program, which in 2011 provided annual cash incentive awards based on the achievement of pre-established goals.

  Cash Incentive Bonus Targets

        Each year, the Compensation Committee establishes cash incentive bonus targets for each of our Named Executive Officers, taking into consideration the same factors as it uses to determine base salaries (other than the company-wide budget for salary increases). In the past, cash incentive bonus targets have been established as a dollar target. For 2011, the Compensation Committee established cash incentive bonus targets for our Named Executive Officers as a percentage of base salary, as shown in the Summary 2011 Target Total Direct Compensation table above. Under the Company-Wide Milestone Incentive Bonus Program, these target amounts also represent the maximum potential payout and there is no threshold performance level; Named Executive Officers can earn between 0 and 100% of their respective cash incentive bonus target, based on achievement of the Milestones (performance goals). The Compensation Committee's independent consultant advised that setting cash incentive targets as a percentage of salary, rather than a fixed dollar amount, is consistent with the practice of our peer group. It is also consistent with how we set cash incentive targets for all of our other employees. For the 2011 performance period, we began measuring performance and paying cash incentive awards on an annual basis, whereas for years 2010 and prior we paid awards on a semi-annual basis. This change was also implemented to align our practice with that of our peer group.

        Cash incentive bonus opportunities, as a percentage of base salary, remained generally unchanged for 2011. The Compensation Committee nominally increased Mr. Ferrari's and Mr. Mahon's target opportunity as part of the transition to setting cash incentive bonus targets as a percentage of base salary.

  2011 Milestones

        The Milestones (or performance goals) are generally intended to create company-wide incentives relating to significant corporate objectives, such as (a) financial performance and growth, (b) research and development programs, manufacturing capabilities and other operational metrics and goals, and (c) ethical conduct. The Compensation Committee, in its discretion, may amend our Company-Wide Milestones and weightings from time to time, to reflect core performance measures for the success of our business and to set goals that translate most directly into short-, medium- and long-term value growth. The Milestone performance targets are difficult to meet, and require significant leadership and execution on the part of our Named Executive Officers. Based on these factors, the Compensation Committee established the following Company-Wide Milestones and weightings for 2011:

2011 Company-Wide Milestone	Percentage of Award Opportunity

Milestone 1—Cash Profits: Greater than 30% annual growth in Earnings Before Non-Cash Charges, excluding one-time business development events such as new product licenses, acquisitions, project cancellations and royalty buy-outs.

Up to 25%
Milestone 2—Financial Growth: Superior financial growth as evidenced by growing the number of patient prescriptions by 50% over annual measurement periods.	Up to 20%
Milestone 3—Manufacturing: Adequate manufacturing capabilities, evidenced by a three-year supply of FDA-approved drug product.	Up to 20%

Milestone 4—Research & Development: Conduct of insightful clinical trials as evidenced by a score of up to 20 points, measured as follows: each Phase 3 study unblinded with statistical significance and each regulatory approval will earn 5 points, and each Phase 2 and Phase 3 study that is enrolling patients will earn 1 and 4 points, respectively.

Up to 20%

Milestone 5—Ethics: Ethical conduct, evidenced by the absence of any material adverse proceedings involving compliance issues of an ethical nature and positive compliance survey data indicating that at least 60% of pulmonary arterial hypertension (PAH) prescribers rate United Therapeutics' FDA compliance as 'high' or 'very high.

Up to 15%

        Under the terms of the Company-Wide Milestone Program, the Compensation Committee has the authority to award partial credit under any of the Milestones.

        For 2011, the Compensation Committee determined that 86% of the Milestones were achieved, in accordance with the following analysis:

Milestone	Performance	Goal Achievement % (A)	Weighting (B)	% of Award Earned (A × B)
1	2011 Earnings Before Non-Cash Charges increased by 18.3%	61%	25%	15%
2	Number of patient prescriptions in 2011 increased by 40.5% over 2010	80%	20%	16%
3	Maintained greater than three-year inventory of all strengths of Remodulin and Tyvaso	100%	20%	20%
4	One Phase 3 study unblinded with statistical significance; three other Phase 3 studies and five Phase 2 studies were enrolling patients	100%	20%	20%
5	No material adverse regulatory proceedings involving compliance issues of an ethical nature during 2011, and more than 60% of PAH prescribers rated FDA compliance as "high" or "very high"	100%	15%	15%

			Total	86%

        For Milestones #1 and #2, the Compensation Committee determined that it was appropriate to award partial credit equal to the portion of the performance target actually achieved.

        Accordingly, cash incentive bonus awards earned by our Named Executive Officers and approved by the Compensation Committee for 2011 were as follows:

Executive Officer	2011 Base Salary (A)	2011 Cash Incentive Bonus Target as % of Base Salary (B)	2011 Milestone Attainment (C)	Total Cash Incentive Bonus Earned (A × B × C)
Martine Rothblatt	$936,000	100%	86%	$804,960
John Ferrari	$457,600	60%	86%	$236,122
Roger Jeffs	$759,200	75%	86%	$489,684
Paul Mahon	$660,400	60%	86%	$340,766

  Long-Term Incentive Compensation

        Our long-term incentive compensation program is structured to support our pay-for-performance and shareholder alignment objectives. We currently award performance stock options to Dr. Rothblatt and STAP awards to our other Named Executive Officers (collectively, long-term incentive awards). These long-term incentive awards provide value to our Named Executive Officers only if our stock price increases from the date of grant (which benefits all shareholders), and only if each of our Named Executive Officers remains with our company until his or her awards vest or, in case of Dr. Rothblatt, until her awards are exercised.

        The Compensation Committee believes it is appropriate to consider, but not emphasize, the fair value of the long-term target opportunity because the meaningful incentive in long-term incentive compensation for our Named Executive Officers lies not in the accounting values of performance-based stock options and STAP awards but rather in the potential for appreciation in our stock price. In this regard, while we report the grant date fair values of our performance stock options and STAP awards used for financial reporting purposes in the Summary Compensation Table and Grants of Plan-Based Awards in 2011 table below, our Named Executive Officers may never realize these amounts. Our Named Executive Officers realize compensation from their stock options and STAP awards only to the extent they have the opportunity to exercise such grants at a time when the price of our common stock exceeds the awards' exercise prices. To illustrate the strong pay-for-performance philosophy underlying our long-term incentive compensation practices, it is worth noting that due to our stock price decline in 2011 most of the performance stock options and STAP awards granted to our Named Executive Officers during 2009-2011 (including all performance stock options granted to Dr. Rothblatt during this period), which are reflected in the Summary Compensation Table below, had an exercise price exceeding the market price of our common stock as of December 31, 2011.

        Incentive STAP awards, which are granted to our Named Executive Officers other than Dr. Rothblatt, convey the right to receive an amount in cash equal to the positive difference between the exercise price (which equals the closing price of one share of our common stock on the date of grant) and the closing price of one share of our common stock on the date of exercise. The purpose of the STAP is to mimic the economic features of traditional stock options, thereby linking the interests and rewards of our Named Executive Officers and other STAP participants to those of our shareholders, but they are settled in cash without the issuance of shares of stock. Since November 2009, STAP awards granted to our Named Executive Officers partially vest in one-fourth increments on each of the first four anniversaries of the grant date. STAP awards generally expire within 10 years from the date of grant, subject to earlier expiration upon termination of employment with us. For the 2011 performance period, we began granting these awards on an annual basis, whereas for years 2010 and prior we granted awards on a semi-annual basis. The change in our grant frequency was implemented to align our practice with that of our peer group. Our other Named Executive Officers received a STAP award in March 2011, relating to performance for the second half of 2010, and a STAP award in March 2012, relating to performance during the full year 2011.

        Long-term incentive awards for Dr. Rothblatt are granted, if earned, at the end of the year under the terms set forth in her employment agreement.

  Dr. Rothblatt Long-Term Incentive Award (Performance-Based Stock Option Award)

        In accordance with the terms of her employment agreement, Dr. Rothblatt is eligible to receive an annual award of performance-based stock options under our EIP to purchase the number of shares of our common stock that is equal to one-eighteenth of one percent of the increase in our market capitalization each year based on the average closing price of our common stock for the month of December. The exercise price of such stock options, if any, is equal to or greater than the closing price of one share of our common stock on December 31st of each year. Prior to grant, the Compensation Committee, with Dr. Rothblatt's consent, may reduce the number of stock options awarded under this contractual formula. These stock options, if any, are granted on December 31st of each year and are fully exercisable on the date of grant.

        The Compensation Committee believes that the structure of Dr. Rothblatt's long-term incentive compensation is well-designed to pay for performance and align Dr. Rothblatt's interests with those of our shareholders. In calendar years in which our market capitalization increases, Dr. Rothblatt receives long-term incentive bonus compensation in proportion to the increase; however, because the exercise price of these options is the closing stock price on the date of grant, our stock price must increase further in order for Dr. Rothblatt to recognize any value from these stock options. In calendar years in which our market capitalization does not increase, Dr. Rothblatt receives no long-term incentive award under her employment agreement, and her outstanding stock options typically do not increase in value.

        For 2011, based on the formula set forth in her employment agreement, Dr. Rothblatt was not awarded any stock options because of the decline in our market capitalization in December 2011 compared to December 2010.

  Mr. Ferrari, Dr. Jeffs and Mr. Mahon Long-Term Incentive Bonus (Performance-Based STAP Awards)

        The long-term incentive targets for Mr. Ferrari, Dr. Jeffs and Mr. Mahon are set by the Compensation Committee each year. The Compensation Committee does not have a set benchmark or formula for setting the long-term incentive award target for these individuals. It reviews and establishes long-term incentive target opportunities based on several factors, including: (i) the fair value of the long-term target opportunity in relation to our peer group (i.e., at or above the 75th percentile of our peer group); (ii) past grant levels; (iii) individual and company performance; and (iv) the potential gain to be realized from these awards based on the appreciation in the price of our common stock.

        The 2011 long-term incentive targets are shown in the Summary 2011 Target Total Direct Compensation table above, are unchanged from 2010 and represent the maximum potential long-term incentive award each Named Executive Officer can receive in relation to 2011 performance. The Committee approves actual awards annually taking into consideration: (i) our overall performance, financial condition and prospects, including accomplishments under our Company-Wide Milestone Incentive Bonus Program; and (ii) a subjective evaluation of individual performance, including contribution to the advancement of corporate objectives, impact on financial results, and strategic accomplishments.

        For the 2011 performance year, the Compensation Committee approved STAP awards to Mr. Ferrari, Dr. Jeffs and Mr. Mahon that were granted on March 15, 2012. Each award was equal to 86% of the individual's target as shown below:

	2011 Long-Term Incentive Award (Granted on March 15, 2012)
Executive Officer	Long-Term Incentive Award Opportunity (#) (A)	Earned Award as % of 2011 Long-Term Incentive Target (B)	Long-Term Incentive Award Earned (#) (A × B)
John Ferrari	125,000	86%	107,500
Roger Jeffs	175,000	86%	150,500
Paul Mahon	125,000	86%	107,500

        In determining the number of STAP awards earned, the Compensation Committee considered the company's overall performance, placing heavy weight on the attainment of 86% of the Company-Wide Milestones for 2011. It also conducted a subjective review of individual performance, and determined that each Named Executive Officer's efforts played a major role in the company's 86% Milestone achievement level and therefore awarded them each 86% of their long-term incentive target. In particular, Mr. Ferrari's management of the accounting and financial functions led to continued achievement of unqualified audit opinions, as well as excellent control over expenses, which helped us achieve net income and net income per employee at or above the 70th percentile of our peer group. He also managed a successful convertible debt offering and share repurchase. Dr. Jeffs' management of our salesforce was critical to achieving record revenues. He also managed the completion of two pivotal Phase 3 trials of oral treprostinil, including one that met its primary endpoint with statistical significance, rapidly completed the filing of a new drug application with the FDA for approval of oral treprostinil, and began preparation for additional oral treprostinil studies. His management of our manufacturing operation, including FDA approval of additional in-house production capabilities, resulted in a continually robust supply of drug product. Mr. Mahon managed a variety of compliance initiatives critical to achieving full credit for the ethics component of our Company-Wide Milestones for 2011, and managed a growing in-house legal staff which, among other things, actively negotiates contracts that are critical to our commercial, clinical and manufacturing successes. He successfully led the negotiation of several significant financial and strategic transactions, including our convertible debt offering and share repurchase, the sale of Medicomp, Inc., the acquisition of Revivicor, Inc. and several in-licenses for additional early-stage research and development programs.

Other Executive Compensation Policies and Practices

  Long-Term Incentive Awards Grant Timing Policy

        Beginning with the 2011 performance period, long-term incentive awards are paid annually on or about March 15th of the year following the end of the relevant performance period, with the first such annual award having been paid on March 15, 2012. In the past, long-term incentive awards have typically been granted to our Named Executive Officers and all other employees other than our Chief Executive Officer on a semi-annual basis on March 15th and September 15th of each year.

        Our long-term incentive award grant timing is designed so that awards are granted after the market has had an opportunity to react to our announcement of annual earnings. We also believe this timing helps us avoid broad internal communication of highly confidential financial results prior to public announcement of our annual financial results. All long-term incentive awards granted to our Named Executive Officers and other employees have an exercise price equal to the closing price for our common stock on the NASDAQ on the date of grant or, if the award is granted on a date when the NASDAQ is not open, it has an exercise price equal to the closing price of our common stock on the NASDAQ on the preceding trading day.

        Long-term incentive awards for our Named Executive Officers other than our Chief Executive Officer for the second half of 2010 were granted on March 15, 2011, and these awards are shown in the Summary Compensation Table and the tables thereafter. Awards granted on March 15, 2012 for the full-year 2011 are not shown in the Summary Compensation Table and the tables thereafter, in accordance with SEC disclosure rules. These awards will be included in these tables in our 2013 Proxy Statement.

        The long-term incentive award for our Chief Executive Officer, if earned, is granted in accordance with the formula set forth in her employment agreement once each year on December 31st, or the preceding Friday if such date falls on a weekend.

  Benefits and Perquisites

        The benefits offered to our Named Executive Officers are substantially the same as those offered to all employees, with the exception of the supplemental executive retirement plan (SERP) discussed in the section entitled Supplemental Executive Retirement Plan below. We provide a tax-qualified retirement plan (a 401(k) plan) and medical and other benefits to executives that are generally available to other full-time employees. Under our 401(k) plan, all employees are permitted to contribute up to the maximum percentage allowable under applicable law (i.e., $16,500 in 2011 or $22,000 for eligible participants who are age 50 or older). We make matching contributions equal to 40% of eligible employee contributions, with such matching contributions vesting 33 1/3% per year based on years of service, not the amount of time an employee has participated in the 401(k) plan. Therefore, once an employee completes three years of service, his or her account is fully vested and any future matching funds will vest immediately. The 401(k) plan and other generally available benefits programs allow us to remain competitive for executive talent. We also provide limited perquisites to our Named Executive Officers, including participation in either our vehicle lease program, which covers the monthly lease payment and cost of insurance and maintenance on vehicles, or a monthly car allowance of $600. The Compensation Committee believes that the availability of these benefit programs generally enhances executive recruitment, retention, productivity and loyalty to us.

        For additional details on certain benefits and perquisites received by our Named Executive Officers, see the Summary Compensation Table below.

  Supplemental Executive Retirement Plan

        We maintain our SERP for select executives to enhance the long-term retention of individuals who have been and will continue to be vital to our success. Currently, only our Named Executive Officers and five other members of senior management participate in the SERP. The SERP provides each participant with a lifetime annual payment after retirement (or at his or her election, a lump-sum payment) of up to 100% of final average three year gross salary, less estimated social security benefit, provided that he or she is employed by us or one of our affiliates until age 60. Participants in the SERP are prohibited from competing with us or soliciting its employees for a period of twelve months following his or her termination of employment (or, if earlier upon attainment of age 65). Violation of this covenant will result in forfeiture of all benefits under the SERP.

        Additional details regarding the SERP, including provisions in connection with a participant's death or disability or change in control of our company, are provided under the Pension Benefits in 2011 table below.

  Post-Employment Obligations for Named Executive Officers

        Each of our Named Executive Officers is eligible for certain severance payments in the event his or her employment terminates under specified circumstances, including in connection with a change in control, as provided in their employment agreements as well as the SERP, the EIP and the STAP.

These payments vary based on the type of termination but may include cash severance, stock option and STAP vesting acceleration, SERP vesting acceleration, and/or continuation of health and other benefits.

        The Compensation Committee approved these arrangements in order to promote the loyalty and productivity of our Named Executive Officers and to align executive and shareholder interests by enabling executives to consider corporate transactions that are in the best interests of our shareholders and other constituents of our company without undue concern about whether the transaction may jeopardize their employment. The Compensation Committee wants our Named Executive Officers to be free to think creatively and promote the best interests of our company without worrying about the impact of those decisions on their employment. No amendments were made to any of our Named Executive Officers' employment agreements in 2011.

        Details regarding severance and change in control arrangements for our Named Executive Officers are contained in the text following the Potential Payments Upon Termination or Change in Control table below.

  Prohibition Against Hedging

        Pursuant to our insider trading policy, directors, officers and employees are prohibited from, among other things, purchasing our securities on margin, engaging in "short" sales of our common stock, or buying or selling puts, calls, futures contracts or other forms of derivative securities relating to our securities.

  Stock Ownership Guidelines

        As noted above under Board of Directors, Committees, Corporate Governance—Stock Ownership Guidelines, in April 2011, on the joint recommendation of the Compensation Committee and the Nominating and Governance Committee, our Board adopted Stock Ownership Guidelines applicable to our directors and Named Executive Officers. Our Board adopted Stock Ownership Guidelines to further align the financial interests of our directors and Named Executive Officers with those of our shareholders, to foster a long-term management orientation, and to promote sound corporate governance. Our Stock Ownership Guidelines set targets for each Named Executive Officer according to the lesser of a multiple of base salary or fixed number of shares of common stock as follows:

Title of Individual	Ownership Target
Chairman and Chief Executive Officer	Lesser of 6x base salary or 100,000 shares
President and Chief Operating Officer	Lesser of 3x base salary or 40,000 shares
Chief Financial Officer and Treasurer	Lesser of 3x base salary or 20,000 shares
Executive Vice President and General Counsel	Lesser of 3x base salary or 30,000 shares

        In determining ownership levels for each Named Executive Officer, credit is provided for shares held outright, as well as the number of vested, but unexercised, stock options and STAP awards. For purposes of vested, unexercised stock options and STAP awards, shares will be calculated on an "as if exercised" basis, assuming a cashless exercise and net of taxes (using an assumed 35% tax rate). Named executive officers are expected to achieve their Stock Ownership Guideline target within five years of becoming subject to this policy. The policy provides procedures for granting exemptions in the case of severe financial hardship.

  Policy Against Repricing Without Shareholder Approval

        In the past, we have occasionally permitted the repricing or exchange of outstanding stock options or STAP awards that had become "underwater" as a result of a significant decline in our stock price due to extraordinary events (collectively, "repricings"). These repricings were conducted without shareholder approval, as permitted by the terms of the relevant plans. We believe these repricings were approved by our Board of Directors with good reason, and have aided significantly in our efforts to attract, retain and motivate talented employees, directors and Named Executive Officers. However, in February 2011 our Board of Directors adopted a policy against conducting any future repricings without shareholder approval, which the Board believes is consistent with evolving compensation governance best practices.

  Policy Regarding Tax Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code (the Code) generally provides that publicly held companies may not deduct compensation paid to our Chief Executive Officer and the three other most highly paid executive officers (other than our Chief Financial Officer) that exceeds $1 million per officer in a calendar year. Compensation that is considered "performance-based compensation" within the meaning of the Code does not count toward the $1 million limit.

        While the Compensation Committee considers the impact of the tax treatment, the primary factor influencing program design is the support of business objectives. Generally, whether incentive compensation will be deductible under Section 162(m) of the Code will be a consideration, but not the decisive consideration, with respect to the Compensation Committee's compensation determinations. Accordingly, the Compensation Committee retains flexibility to structure our compensation programs in a manner that is not tax-deductible in order to achieve a strategic result that the Compensation Committee determines to be more appropriate. For example, awards granted under the annual cash incentive plan and the STAP do not meet all of the requirements for deductibility under the Code, and therefore may not be deductible, even though we consider annual cash incentive awards and STAP awards to be based on performance.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained within this Proxy Statement with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into United Therapeutics' Annual Report on Form 10-K for the year ended December 31, 2011.

Submitted by the Compensation Committee: Christopher Causey (Chair) R. Paul Gray Louis Sullivan

 EXECUTIVE COMPENSATION

        The following table shows compensation information for 2009, 2010 and 2011 for our Named Executive Officers.

Summary Compensation Table

Name and Principal Position	Year	Salary(1) ($)		Bonus ($)	Option/ STAP Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
Martine Rothblatt	2011	931,485	(6)	—	—	804,960	1,409,730	15,175	3,161,350
Chief Executive	2010	874,768		—	14,263,681	900,000	1,526,156	56,203	17,620,808
Officer	2009	798,203		—	14,577,981	440,125	1,755,503	19,286	17,591,098
John Ferrari	2011	463,128	(7)	—	1,925,375	236,122	763,325	13,440	3,401,390
Chief Financial Officer	2010	437,692		—	3,247,294	250,000	824,298	9,851	4,769,135
and Treasurer	2009	407,692		—	4,331,180	118,650	806,285	9,733	5,673,540
Roger Jeffs	2011	754,333		—	2,695,525	489,684	819,098	23,900	4,782,540
President and	2010	725,000		—	4,546,212	550,000	944,919	39,334	6,805,465
Chief Operating Officer	2009	710,000		—	6,356,091	288,150	1,306,063	11,960	8,672,264
Paul Mahon	2011	656,167		—	1,925,375	340,766	682,551	13,800	3,618,659
Executive Vice President	2010	630,000		—	3,247,294	375,000	796,619	13,800	5,062,713
and General Counsel	2009	615,000		—	4,686,177	194,925	1,073,406	13,688	6,583,196

(1)
Increases in base salaries for our Named Executive Officers became effective on March 1, 2011 and 2010 and April 1, 2009. Therefore, a portion of the base salary shown for each year reflects the salary level for the previous year.

(2)
Amounts shown represent the aggregate grant date fair value of stock options and STAP awards granted in each reported year, computed in accordance with applicable accounting standards. For a discussion of valuation assumptions for stock options and STAP awards see Note 10—Stockholders' Equity and Note 7—Share Tracking Awards Plans, respectively, to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011. The stock options were awarded under our EIP and the STAP awards were granted under the STAP. See the Grants of Plan-Based Awards in 2011 table for more information on stock options and STAP awards granted to our Named Executive Officers in 2011.

(3)
Amounts shown for 2011 represent the total cash awards earned by each Named Executive Officer under our Company-Wide Milestone Incentive Bonus Program for 2011. The payouts were determined based on our attainment of specific, pre-established performance Milestones. For information on the amounts earned for 2011, see the section entitled Cash Incentive Bonus Compensation in the Compensation Discussion and Analysis above.

(4)
Amounts shown represent the change in the actuarial present value of retirement benefits under the SERP calculated pursuant to SEC requirements. The assumptions used in calculating the change in the actuarial present value of SERP benefits are described in the footnotes to the Pension Benefits table below. The change in pension value from year to year as reported in the table will vary based on these assumptions and may not represent the value that a Named Executive Officer will actually accrue or receive under the SERP.

(5)
The amounts shown represent the aggregate incremental cost of the percentage of personal use by Named Executive Officers that can be attributed to lease, insurance and maintenance payments made on vehicles leased by us or for monthly automobile allowances, travel expenses for family members to our functions (collectively, the perquisites), and our "matching contributions" under our 401(k) Plan equal to 40% of each participant's qualifying salary contributions.

(6)
Our Canadian subsidiary pays a portion of Dr. Rothblatt's total base salary in the amount of 120,000 Canadian dollars. The value of this portion in U.S. dollars has been estimated for the purposes of disclosure here by using the spot exchange rate on the dates on which Dr. Rothblatt was paid. In 2011, our Canadian subsidiary paid the equivalent of US$121,485 of Dr. Rothblatt's total base salary.

(7)
Includes $8,462 in accrued but unused vacation time that Mr. Ferrari cashed out in 2011, consistent with our company-wide vacation policy.

Grants of Plan-Based Awards in 2011

Name	Award Type	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1) Target($)	All Other Option Awards: Number of Securities Underlying Options or STAP Awards(2) (#)	Exercise or Base Price of Option or STAP Awards ($/Sh)	Grant Date Fair Value of Option or STAP Awards(3) ($)
Martine Rothblatt	Milestone Incentive		$936,000	—	—	—
John Ferrari	STAP	03/15/11		62,500	$65.80	$1,925,375
	Milestone Incentive		$274,560
Roger Jeffs	STAP	03/15/11		87,500	$65.80	$2,695,525
	Milestone Incentive		$569,400
Paul Mahon	STAP	03/15/11		62,500	$65.80	$1,925,375
	Milestone Incentive		$396,240

(1)
The amounts in this column represent each Named Executive Officer's cash incentive bonus target opportunity based on the annual Company-Wide Milestone Incentive Bonus Program for 2011 described in the section entitled Company-Wide Milestone Incentive Bonus Program in the Compensation Discussion and Analysis above. Our Company-Wide Milestone Incentive Bonus Program does not have a threshold payout. The target payout for the Company-Wide Milestone Incentive Bonus Program also represents the maximum payout. Accordingly, no threshold or maximum columns are shown. Actual bonuses earned under the program in 2011 are reported in the Summary Compensation Table under the column entitled "Non-Equity Incentive Plan Compensation."

(2)
The amounts in this column reflect the number of STAP awards granted to our other Named Executive Officers as long-term incentive awards under our STAP. In 2011, Dr. Rothblatt did not receive any stock option awards pursuant to the formula set forth in her employment agreement due to the decline in our market capitalization from December 2010 to December 2011.

(3)
For STAP awards, the dollar values in this column reflect the fair value of the awards on the grant date computed in accordance with applicable accounting standards. The grant date fair value does not necessarily represent the amount we will recognize as an expense over the period that the STAP award is outstanding. The fair value of STAP awards is re-measured at the end of each quarterly reporting period until the awards are paid or are no longer outstanding. The expense we recognize on each quarterly reporting date is based on the portions of awards that are vesting and the amount of time vested awards have been outstanding.

 Narratives to Summary Compensation Table and Grants of Plan-Based Awards in 2011 Table

Named Executive Officer Employment Agreements

        The material terms of each Named Executive Officer's employment agreement are described below.

  Dr. Rothblatt

        In April 1999, we entered into an employment agreement with Dr. Rothblatt. This agreement had been amended from time to time, most recently in 2004, and we entered into an Amended and Restated Executive Employment Agreement with Dr. Rothblatt effective January 1, 2009 in order to clarify the effectiveness of certain prior amendments, and to make certain other immaterial amendments.

        Dr. Rothblatt's employment agreement provides for an initial five-year term, which is automatically extended for additional one-year periods after each year unless either party gives at least six months' notice of termination. Either party may terminate the agreement at least six months prior to an annual renewal, which would result in a four-year remaining term.

        Dr. Rothblatt's compensation in 2011 was paid pursuant to this employment agreement, which entitles her to a minimum base salary of $180,000, annual cash and long-term incentive bonus compensation and participation in employee benefits generally available to other executives of our company. The level of Dr. Rothblatt's base salary is subject to annual review and increase by the Compensation Committee. Her annual salary was last reviewed on February 1, 2012, and beginning March 1, 2012, was $964,080. Her employment agreement also requires us to pay the cost of leasing, maintaining and insuring an automobile for Dr. Rothblatt.

        With respect to her annual long-term equity incentive compensation, Dr. Rothblatt's employment agreement provides that she is eligible to receive an annual award of options to purchase the number of shares of common stock that is equal to one-eighteenth of one percent of the increase in our market capitalization, calculated using the average closing price for the month of December versus the average measured in December of the prior year. The Compensation Committee, with Dr. Rothblatt's consent, may reduce the number of stock options to be granted in accordance with the formula in her employment agreement. In 2011, Dr. Rothblatt was awarded no stock options in accordance with this formula. To date, all of Dr. Rothblatt's stock options have been awarded pursuant to our EIP, have a term of ten years and are fully vested and exercisable on the date of grant. The stock options have an exercise price equal to or exceeding the fair market value of our common stock at the closing price on the NASDAQ on the date of grant. If Dr. Rothblatt is a 10% owner at the time of any grant, the exercise price will be equal to 110% of the fair market value and the options will be exercisable over five years. The maximum number of shares reserved as of December 31, 2011 under our EIP for such grants is 11,078,939, and the maximum number of stock options that may be granted to Dr. Rothblatt in a given year is 1,000,000 (both numbers, as adjusted for the two-for-one split of our common stock on September 22, 2009).

        Dr. Rothblatt's employment agreement prohibits her from engaging in activities competitive with us for five years following termination of her employment. She will also be subject to a permanent confidentiality obligation. For information regarding severance and change in control arrangements for Dr. Rothblatt, see the text following the Potential Payments Upon Termination or Change in Control table below.

  Mr. Ferrari, Dr. Jeffs and Mr. Mahon

        We have entered into employment agreements with each of Mr. Ferrari, Dr. Jeffs and Mr. Mahon. As amended, the agreements for Mr. Ferrari, Dr. Jeffs and Mr. Mahon provide for an initial five-year term, which is automatically extended for additional one-year periods after each year. Either party may terminate the agreement upon 60 days' notice prior to an annual renewal, which would result in a four-year remaining term. Mr. Ferrari's agreement was entered into on August 2, 2006, Dr. Jeffs' on November 29, 2000 and Mr. Mahon's on June 16, 2001. Mr. Ferrari's agreement provides for an annual base salary of at least $240,000, Dr. Jeffs' agreement provides for an annual base salary of at least $250,000, and Mr. Mahon's agreement provides for an annual base salary of at least $300,000. The level of each executive's base salary is subject to annual review and increase by the Compensation Committee. Annual salaries for Mr. Ferrari, Dr. Jeffs and Mr. Mahon were last reviewed on February 1, 2012, and beginning March 1, 2012, are set at $526,240, $782,000 and $680,200, respectively. Each executive is eligible to participate in our broad-based employee benefit plans. In accordance with the terms of Dr. Jeffs' employment agreement, we also pay the cost for leasing, maintaining and insuring an automobile for Dr. Jeffs. Mr. Ferrari and Mr. Mahon each receive a $600 monthly car allowance.

        Mr. Ferrari's employment agreement also provides his level of annual cash and long-term bonus target opportunities. The bonus amounts earned by Mr. Ferrari are ultimately subject to the criteria set forth in the Compensation Discussion and Analysis above. Under his employment agreement, Mr. Ferrari's annual cash incentive bonus target opportunity must be equal to at least 35% of his base salary and his annual long-term incentive bonus target opportunity must be at least 30,000 stock options or STAP awards; provided, however, that the foregoing long-term incentive bonus target opportunity is subject to review and adjustment from time to time by the Compensation Committee. The Compensation Committee has set Mr. Ferrari's long-term incentive bonus target opportunity at 125,000 STAP awards.

        Each of their employment agreements prohibits Mr. Ferrari, Dr. Jeffs and Mr. Mahon from accepting employment, consultancy or any other business relationships with an entity that directly competes with us or from engaging in the solicitation of our employees on behalf of a competitor for a period of two years following his last receipt of compensation from us. Each of Mr. Ferrari, Dr. Jeffs and Mr. Mahon is under an obligation of confidentiality for three years after termination of his employment.

        For information regarding severance and change in control arrangements for these Named Executive Officers, see the text following the Potential Payments Upon Termination or Change in Control table below.

Summary of Terms of Plan-Based Awards

  Equity Incentive Compensation Plan

        Dr. Rothblatt is eligible to receive an annual award of performance-based stock options to purchase shares of common stock, as described above under Named Executive Officer Employment Agreements—Dr. Rothblatt.

  STAP Awards

        As described in the section entitled Long-Term Incentive Bonus Compensation in the Compensation Discussion and Analysis above, in 2011 our Named Executive Officers (other than Dr. Rothblatt) were granted STAP awards. Beginning in 2011, these long-term incentive awards are granted annually, concurrently with the cash incentive bonus awards. The STAP awards convey the right to receive an amount in cash equal to the positive difference between the exercise price (which equals the closing price of one share of our common stock on the date of grant) and the closing price of one share of our common stock on the date of exercise. The fair value is based on the closing price of our common stock on the relevant grant date.

        Each STAP award granted before November 2009 has a ten-year term and vests in one-third increments on the first three anniversaries of the date of grant, subject to the Named Executive Officer's continued employment. STAP awards granted after November 2009 have a ten-year term and vest in one-fourth increments on the first four anniversaries of the date of grant. For information regarding acceleration of vesting upon certain employment termination events, see the text following the Potential Payments Upon Termination or Change in Control table below.

Outstanding Equity Awards at 2011 Fiscal Year-End

        The following table sets forth information regarding unexercised stock options or STAP awards held by each of our Named Executive Officers as of December 31, 2011.

	Option Awards and STAP Awards
		Number of Securities Underlying Unexercised Options or STAP Awards
				Option or STAP Award Exercise Price($)(2)	Option or STAP Award Expiration Date
Name and Grant Date	Award Type	(#) Exercisable(1)	(#) Unexercisable
Martine Rothblatt
12/30/2005	Stock Option	498,350	—	$34.56	12/30/2015
12/31/2007(3)	Stock Option	764,000	—	30.75	12/31/2017
12/31/2009	Stock Option	625,396	—	52.65	12/31/2019
12/31/2010	Stock Option	540,861	—	63.22	12/31/2020
John Ferrari
06/03/2008(4)	STAP Award	25,050	—	$25.32	06/03/2018
09/15/2008(5)	STAP Award	125,000	—	25.32	09/15/2018
03/13/2009	STAP Award	70,834	35,416	33.14	03/13/2019
09/15/2009	STAP Award	70,834	35,416	50.09	09/15/2019
03/15/2010	STAP Award	15,625	46,875	57.15	03/15/2020
09/15/2010	STAP Award	15,625	46,875	51.37	09/15/2020
03/15/2011	STAP Award	—	62,500	65.80	03/15/2021
Roger Jeffs
12/15/2005(3)	Stock Option	210,000	—	$30.75	12/15/2015
03/15/2007	Stock Option	65,000	—	27.97	03/15/2017
09/14/2007(3)	Stock Option	124,250	—	30.75	09/14/2017
06/03/2008(4)	STAP Award	110,750	—	25.32	06/03/2018
09/15/2008(5)	STAP Award	175,000	—	25.32	09/15/2018
03/13/2009	STAP Award	93,334	46,666	33.14	03/13/2019
09/15/2009	STAP Award	110,834	55,416	50.09	09/15/2019
03/15/2010	STAP Award	21,875	65,625	57.15	03/15/2020
09/15/2010	STAP Award	21,875	65,625	51.37	09/15/2020
03/15/2011	STAP Award	—	87,500	65.80	03/15/2021
Paul Mahon
12/15/2005(3)	Stock Option	200,000	—	$30.75	12/15/2015
09/14/2007(3)	Stock Option	54,750	—	30.75	09/14/2017
06/03/2008(4)	STAP Award	83,250	—	25.32	06/03/2018
09/15/2008(5)	STAP Award	125,000	—	25.32	09/15/2018
03/13/2009	STAP Award	79,167	39,583	33.14	03/13/2019
09/15/2009	STAP Award	75,001	37,499	50.09	09/15/2019
03/15/2010	STAP Award	15,625	46,875	57.15	03/15/2020
09/15/2010	STAP Award	15,625	46,875	51.37	09/15/2020
03/15/2011	STAP Award	—	62,500	65.80	03/15/2021

(1)
Stock options and STAP awards granted prior to November 2009 vest in one-third increments on the first three anniversaries of the date of grant and STAP awards granted after November 2009 vest in one-fourth increments on the first four anniversaries of the date of grant, assuming continued employment, except for Dr. Rothblatt's stock options, which are fully vested upon grant pursuant to her employment agreement.

(2)
The exercise price of a stock option or STAP award is the closing price on the NASDAQ of a share of our common stock on the date of grant. However, outstanding STAP awards were amended on November 24, 2008, to reduce their exercise price to $50.63 ($25.32 after our September 2009 two-for-one stock split), the closing price of our common stock on the NASDAQ on that date.

(3)
On November 26, 2008, we commenced an option exchange program with respect to certain outstanding options to purchase shares of our common stock that had an exercise price per share greater than $65.00 ($32.50 as adjusted for the September 2009 two-for-one split of our common stock). All of the replacement options were issued when the option exchange program terminated on December 26, 2008, and had an exercise price of $61.50 ($30.75 as adjusted for the September 2009 two-for-one split of our common stock) per share, representing the closing price of our common stock, as reported on the NASDAQ, on December 26, 2008. All replacement options were granted under our EIP and have terms and conditions identical to those contained in the corresponding original option grants.

(4)
Represents a STAP award grant with an original exercise price of $94.06 ($47.03 after our September 2009 two-for-one stock split). However, outstanding STAP awards were amended on November 24, 2008, to reduce their exercise price to $50.63 ($25.32 after our September 2009 two-for-one stock split), the closing price of our common stock on the NASDAQ on that date.

(5)
Represents a STAP award grant with an original exercise price of $109.64 ($54.82 after our September 2009 two-for-one stock split). However, outstanding STAP awards were amended on November 24, 2008, to reduce their exercise price to $50.63 ($25.32 after our September 2009 two-for-one stock split), the closing price of our common stock on the NASDAQ on that date.

Option Exercises and Stock Vested in 2011

        The following table shows (i) the number of shares of our common stock acquired upon exercise of stock options, and (ii) the number of STAP awards exercised by each of our Named Executive Officers during the year ended December 31, 2011.

	Option Awards		STAP Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of STAP Awards on Exercise (#)	Value Realized on Exercise ($)(1)
Martine Rothblatt	280,000	$9,695,000	—	$—
John Ferrari	—	$—	71,500	$2,684,700
Roger Jeffs	32,000	$1,277,100	115,000	$4,419,900
Paul Mahon	82,573	$3,127,700	78,000	$2,928,800

(1)
Represents the difference between the exercise price of the stock options or STAP award and the fair market value of our common stock on the date of exercise, multiplied by the number of options or STAP awards exercised. STAP awards convey the right to receive an amount in cash equal to the positive difference between the exercise price and the closing price of one share of our common stock on the date of exercise.

 Pension Benefits in 2011

        The table below describes the present value of the accumulated benefit for our Named Executive Officers under the SERP:

Name	Plan Name	Number of Years of Credited Service(1)	Present Value of Accumulated Benefit ($)(2)
Martine Rothblatt	SERP	14.3	$10,794,662
John Ferrari	SERP	10.6	$3,609,417
Roger Jeffs	SERP	13.3	$6,564,036
Paul Mahon	SERP	10.5	$5,204,749

(1)
Reflects the date on which each Named Executive Officer commenced employment with us.

(2)
For a discussion of valuation assumptions, see Note 13—Employee Benefit Plans—Supplemental Executive Retirement Plan to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011. The present value of accumulated benefits calculation includes non-service-related benefits; that is, it assumes continued service until participants reach age 60. The present value is based on accumulated benefits projected at age 60 based on earnings at December 31, 2011, without reflecting the age 62 social security offset. A discount rate of 4.49% is used and assumes no pre-retirement death, disability or termination.

Supplemental Executive Retirement Plan

        In 2006, the Compensation Committee approved our SERP, which is a non-qualified supplemental defined benefit retirement plan for select key executives to enhance the long-term retention of individuals that have been and will continue to be vital to our success. Participants in the SERP generally must remain in the employ of our company or one of its affiliates until age 60 to receive a benefit except in the event of death, disability or a change in control of our company. If a participant terminates employment with us for any reason prior to age 60 (other than due to death or disability or following a change of control), no benefit will be paid. The benefit to be paid under the plan is based on when an executive commenced participation in the plan. In general, a participant will be eligible for an unreduced benefit under the plan after 15 years of service. Upon a change-in-control before a participant reaches age 60, he or she will immediately vest in and receive a prorated benefit based on years of service to date.

        The SERP is administered by the Compensation Committee. Currently, our Named Executive Officers and five other key employees are designated to participate in the SERP. Drs. Rothblatt and Jeffs and Mr. Mahon are all eligible, upon retirement after the age of 60, to receive monthly payments equal to the monthly average of the total gross base salary received by the participant over his or her last 36 months of active employment (the Final Average Compensation), reduced by the participant's estimated social security benefit (determined as provided under the SERP), for the remainder of the participant's life (the aggregate amount of such payments, the Normal Retirement Benefit), commencing on the first day of the sixth month after retirement. For executives who began participating in the plan after July 1, 2006, including Mr. Ferrari, the retirement benefit is generally calculated as 100% of the final three-year average gross base salary reduced by the estimated social security benefit they would receive in retirement, multiplied by a fraction (not to exceed 1) the numerator of which is their years of service and the denominator of which is 15 (the Normal Retirement Benefit). This means that for participants who have less than 15 years of service with us, the retirement benefit is prorated by the number of years of actual service divided by 15 years. By age

60, all of the current participants except Mr. Ferrari will have had 15 years of service if they remain employed by us. In the event of termination of employment due to disability prior to the age of 60 or death prior to retirement, a participant or the participant's beneficiary, as applicable, will be entitled to a percentage of the Normal Retirement Benefit, as determined under the SERP (the aggregate amount of such payments referred to as the Disability Retirement Benefit), commencing on the first day of the sixth month after termination of employment in the event of a Disability and as soon as administratively practicable in the event of death. All of our Named Executive Officers have elected to receive their benefit in the form of a lump sum, although they were also offered a choice of a single life annuity or an actuarially equivalent joint or survivor annuity.

        In the event of a change in control, as defined in the SERP, a participant who is actively employed on the date of the change in control will be entitled to a lump sum payment equal to the actuarial equivalent present value of a monthly single life annuity equal to (1) the participant's Final Average Compensation, reduced by the participant's estimated future social security benefit (determined as provided under the SERP), multiplied by (2) a fraction (no greater than one), the numerator of which equals the participant's years of service and the denominator of which equals 15, to be paid as soon as administratively practicable following the change in control. In the event that a participant is entitled to a Normal Retirement Benefit or Disability Retirement Benefit at the time of a change in control, all such payments (or any remaining payments, with respect to any participant who is receiving payments under the SERP at the time of the change in control) will be made in a lump sum as soon as administratively practicable following such change in control.

        Participants in the SERP will be prohibited from competing with us or soliciting its employees for a period of twelve months following his or her termination of employment (or, if earlier upon attainment of age 65). Violation of this covenant will result in forfeiture of all benefits under the SERP.

        No payments were made under the SERP in 2011.

        In addition, see the section entitled Severance and Change in Control Payments to the Chief Executive Officer below for a description of potential additional years of service to be awarded to Dr. Rothblatt pursuant to her employment agreement. There are no other supplementary service recognition or benefit enhancement provisions for our Named Executive Officers.

  Rabbi Trust

        In December 2007, the Compensation Committee adopted the United Therapeutics Corporation Supplemental Executive Retirement Plan Rabbi Trust Document (Rabbi Trust Document), providing for the establishment of a trust (Rabbi Trust), the assets of which will be contributed by us and used to pay benefits under the SERP. The Rabbi Trust Document was entered into between our company and Wilmington Trust Company, which will serve as trustee of the Rabbi Trust. The Rabbi Trust is irrevocable, and SERP participants will have no preferred claim on, nor any beneficial ownership interest in, any assets of the Rabbi Trust.

        Generally, we may contribute additional assets to the Rabbi Trust at our sole discretion. However, pursuant to the terms of the Rabbi Trust Document, within five days following the occurrence of a potential change in control (as defined in the Rabbi Trust Document), or if earlier, at least five days prior to the occurrence of a change in control (as defined in the Rabbi Trust Document), we will be obligated to make an irrevocable contribution to the Rabbi Trust in an amount sufficient to pay each SERP participant or beneficiary the benefits to which they would be entitled pursuant to the terms of the SERP on the date on which the change in control occurred. The Rabbi Trust will not terminate until the date on which SERP participants or their beneficiaries are no longer entitled to benefits pursuant to the terms of the SERP.

Potential Payments Upon Termination or Change in Control

        Each of our Named Executive Officers is eligible to receive certain payments and benefits if his or her employment is involuntarily terminated without "Cause", terminated by the executive for "Good Reason", terminated by the executive voluntarily with continued status as a "Senior Advisor" to us, terminated due to disability or death, or terminated in connection with a "Change in Control" (each such term, as defined in the Named Executive Officer's employment agreement, the SERP, our EIP and related stock option agreements, and the STAP and related award agreements) of our company in accordance with the applicable terms of their respective employment agreements, the SERP, our EIP and related stock option agreements, and the STAP and related award agreements, as reported in the Potential Payments Upon Termination or Change in Control table below and described in the narrative table that follows. The summary of these benefits is qualified in its entirety by the specific language of the various agreements and plans that have been filed with the SEC. The amounts shown in the Potential Payments Upon Termination or Change in Control table below are estimates of the value of these payments and benefits, assuming that such termination was effective as of December 31, 2011. The actual compensation to be paid to a Named Executive Officer can only be determined at the time such Named Executive Officer's employment is terminated and may vary based on factors such as the timing during the year of any such event, the company's stock price, the executive officer's age, and any changes to our benefit arrangements and policies. In addition to the benefits described below, our Named Executive Officers will be eligible to receive any benefits accrued under our broad-based benefit plans, such as distributions under life insurance and disability benefit plans and accrued vacation pay.

Potential Payments Upon Termination or Change in Control

Executive Benefits and Payments Upon Separation	Involuntary Termination Without Cause/ Resignation for Good Reason/ Resignation While Continuing as Senior Advisor		Disability(1)	Death(1)	Termination upon a Change in Control	Change In Control without Termination of Employment
Martine Rothblatt
Salary and bonus	$4,417,920		$804,960	$804,960	$4,417,920	$—
Stock option vesting acceleration(2)	—		—	—	—	—
Supplemental Executive Retirement Plan	8,131,898	(3)	8,979,445	6,129,929	10,276,435	10,276,435
Health and other benefits(4)	85,438		—	—	85,438	—
Excise tax gross-up(5)	—		—	—	—	—

Total	$12,635,256		$9,784,405	$6,934,889	$14,779,793	$10,276,435

John Ferrari
Salary and bonus	1,387,444		$236,122	$236,122	$1,387,444	$—
STAP award vesting acceleration(2)	499,720		499,720	499,720	499,720	499,720
Supplemental Executive Retirement Plan	—		3,620,660	2,451,164	3,620,660	3,620,660

Total	$1,887,164		$4,356,502	$3,187,006	$5,507,824	$4,120,380

Roger Jeffs
Salary and bonus	$2,497,768		$489,684	$489,684	$2,497,768	$—
STAP award vesting acceleration(2)	658,457		658,457	658,457	658,457	658,457
Supplemental Executive Retirement Plan	—		3,748,300	2,679,724	5,747,394	5,747,394

Total	$3,156,225		$4,896,441	$3,827,865	$8,903,619	$6,405,851

Paul Mahon
Salary and bonus	$2,002,332		$340,766	$340,766	$2,002,332	$—
STAP award vesting acceleration(2)	558,516		558,516	558,516	558,516	558,516
Supplemental Executive Retirement Plan	—		2,449,239	1,622,077	3,619,436	3,619,436

Total	$2,560,848		$3,348,521	$2,521,359	$6,180,284	$4,177,952

(1)
Includes the bonus for 2011, based on the cash incentive bonus awards paid in March 2012.

(2)
The value shown is based on the difference between the aggregate exercise price of all accelerated stock options and/or STAP awards and the aggregate market value of the underlying shares calculated based on the closing market price of our common stock on December 31, 2011, $47.25.

(3)
Represents the present value at December 31, 2011 of the retirement benefit payable under Dr. Rothblatt's employment agreement when she reaches age 65 (including credit for three additional years of service). While this benefit is not provided by the SERP itself, the retirement benefits would be calculated in accordance with similar inputs and assumptions as those used for the SERP.

(4)
Represents the estimated value of continued health care benefits for a three-year period after termination, outplacement services for 12 months, the fair value of one currently leased vehicle.

(5)
Upon a change in control, compensation and benefits in excess of three times compensation may be subject to a non-deductible 20% excise tax under section 280G of the Internal Revenue Code. Dr. Rothblatt is entitled to a gross-up of this tax under her employment agreement. The amount reported is an estimate of this gross-up amount, assuming a 35% U.S. federal income tax rate.

 Severance and Change in Control Payments to Named Executive Officers

Provision	Terms Applicable to CEO	Terms Applicable to Named Executive Officers other than CEO
Payments Upon either (i) Involuntary Termination without Cause, (ii) Resignation for Good Reason, or (iii) Resignation while Continuing as Senior Advisor

•

Accrued but unpaid base salary, bonus and incentive payments

•

Lump sum prorated bonus and incentive payment*

•

Lump sum payment equal to 3.0 times base salary + 3.0 times annual cash incentive bonus*

•

Lump sum cash payment equal to difference between fair market value of stock price on date of termination and exercise price of any unvested stock options

•

Continuation of health care benefits for 36 months, outplacement services for 12 months and the transfer of one currently leased vehicle to the CEO

•

Lump sum payment of SERP benefits, plus additional retirement benefits at age 65 with credit for three additional years of service

•

Lump sum payment equal to greater of: (a) base salary through remainder of agreement term, or (b) 2.0 times base salary + 2.0 times annual cash incentive bonus

•

Immediate vesting of unvested stock options and STAP awards

Payments Upon Disability

•

Continued payment of current base salary through the end of the calendar year following such death or disability

•

Accrued but unpaid cash incentive bonus

•

Acceleration of SERP benefits, calculated as described above under Supplemental Executive Retirement Plan

• Immediate vesting of unvested stock options and STAP awards • Acceleration of SERP benefits, calculated as described above under Supplemental Executive Retirement Plan
Payments Upon Death	• Accrued but unpaid cash incentive bonus • Acceleration of SERP benefits, calculated as described above under Supplemental Executive Retirement Plan	• Immediate vesting of unvested stock options and STAP awards • Acceleration of SERP benefits
Payments Upon Change in Control without Termination	• Acceleration of SERP benefits, calculated as described above under Supplemental Executive Retirement Plan	• Immediate vesting of unvested stock options and STAP awards • Acceleration of SERP benefits, calculated as described above under Supplemental Executive Retirement Plan
Payments Upon Termination Following Change in Control

•

Same as Payments Upon Involuntary Termination, etc., except that payment of SERP benefits occurs immediately, and is calculated as described above under Supplemental Executive Retirement Plan

•

Gross-up payment for any Internal Revenue Code Section 280G excise tax liability

• Same as Payments Upon Involuntary Termination, etc. • Acceleration of SERP benefits, calculated as described above under Supplemental Executive Retirement Plan

*
Payment is equal to greater of payment for the prior year, or the average of such payments for the prior two years.

        As used in the table above, the following terms are generally defined as follows:

  Cause:

  •
  In the case of Dr. Rothblatt, her willful and continued failure to substantially perform her duties, or willfully engaging in gross misconduct that is materially injurious to us.

  •
  In the case of the other Named Executive Officers, (i) failure to perform any of the material terms or provisions of his employment agreement; (ii) negligent or unsatisfactory performance of duties, after notice and the opportunity to correct such performance; (iii) employment- or profession-related misconduct; (iv) conviction of a crime involving a felony, fraud or embezzlement; or (v) misappropriation of our funds or misuse of assets.

  Good Reason:

  •
  In the case of Dr. Rothblatt, without her consent, the occurrence of any of the following: (i) the assignment of any duties that are inconsistent with her position as Chief Executive Officer; (ii) a material adverse change in her reporting responsibilities, titles or offices; (iii) failure to re-elect her to any position she held with us; (iv) a reduction in her base salary or failure to increase her salary consistent with certain other executive salary increases; (v) relocation of 25 miles or more or additional substantially more burdensome travel requirements; (vi) failure to continue her as a participant in any bonus or other incentive plans in which she was participating; (vii) failure to keep in effect certain benefit plans and arrangements; (viii) failure to obtain a successor entity's assumption of the agreement; (ix) failure to abide by certain provisions in the agreement; or (x) any other material breach of the employment agreement.

  •
  In the case of the other Named Executive Officers, his authority and responsibilities being materially diminished without cause.

        Change in Control:    Transfer of control of our company (generally, as a result of an acquisition, merger, hostile takeover or any other reason).

Changes to Milestones for 2012

        In February 2012, the Compensation Committee revised the Company-Wide Milestone metrics and weightings, which will be used as the basis for determining Named Executive Officer cash incentive bonus awards for 2012 and factor into the determination of long-term incentive awards (STAP) for each Named Executive Officer, other than Dr. Rothblatt. The revised Milestones for 2012 are as follows:

2011 Company-Wide Milestone	Percentage of target award

Milestone 1—Cash Profits: Growth in Earnings before Non-Cash Charges of 30% or more in 2012 compared to 2011, as reported in the company's earnings release, together with further adjustments for extraordinary items, including new product licenses, acquisitions, project cancellations and royalty buy-outs.

Up to 25%
Milestone 2—Financial Growth: Superior financial growth as evidenced by achieving 2012 revenue guidance of $875 million, plus or minus 5%.	Up to 25%
Milestone 3—Manufacturing: Adequate manufacturing capabilities, evidenced by a two-year inventory of Remodulin and Tyvaso.	Up to 15%

Milestone 4—Research & Development: Conduct of insightful research and development programs, taking into account regulatory approvals, label extensions and the quantity and quality of trials that support our business goals.

Up to 25%
Milestone 5—Ethics: Ethical conduct, evidenced by the absence of any material adverse proceedings involving compliance issues of an ethical nature.	Up to 10%

Under the terms of the Company-Wide Milestone Program, the Compensation Committee has the authority to award partial credit under any of the Milestones.

PROPOSAL NO. 3
APPROVAL OF THE UNITED THERAPEUTICS CORPORATION
EMPLOYEE STOCK PURCHASE PLAN

        Our Board of Directors has unanimously approved the adoption of the United Therapeutics Corporation Employee Stock Purchase Plan (referred to below as the ESPP) for the benefit of eligible employees of United Therapeutics and its designated subsidiaries. The adoption of the ESPP by the Board of Directors is subject to the approval of our shareholders. In this Proposal No. 3, we are asking our shareholders to approve the ESPP at our 2012 annual meeting of shareholders.

        Our Board of Directors believes that the company's interests are best advanced by aligning shareholder and employee interests. The ESPP is intended to provide the company's eligible employees with an opportunity to participate in the company's success by permitting them to acquire an ownership interest in the company through periodic payroll deductions that will be applied towards the purchase of shares of our common stock at a discount from the market price.

        The following description of the ESPP is a summary of its principal provisions and is qualified in its entirety by reference to the plan document, a copy of which is appended to this proxy statement as Annex B. References to "common stock" below mean the par value common stock of United Therapeutics Corporation.

Description of the Employee Stock Purchase Plan

        Purpose.    The purpose of the ESPP is to encourage ownership of our common stock by all eligible employees and to provide incentives for them to exert maximum efforts for the success of our company. The ESPP is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code (the "Code"). However, sub-plans that do not meet the requirements of Section 423 of the Code may be established for the benefit of eligible employees of non-U.S. subsidiaries of the company.

        Eligibility.    Employees of the company and its designated subsidiaries that are customarily employed for at least twenty (20) hours per week are eligible to participate in the ESPP, subject to nondiscriminatory exceptions that may be established by the Compensation Committee of our Board of Directors (the "Committee") from time-to-time. As of April 2, 2012, approximately 511 employees would have been eligible to participate in the ESPP.

        Administration, Amendment and Termination.    Under the ESPP, the Board of Directors or a committee designated by the Board of Directors has the authority to administer the ESPP. The Board of Directors has designated the Committee as the administrator of the ESPP. Subject to the terms of the ESPP, the Committee has full and exclusive discretionary authority to construe, interpret and apply the terms of the ESPP, to designate separate offerings under the ESPP, to determine eligibility, to adjudicate all disputed claims filed under the ESPP and to establish such procedures that it deems necessary for the administration of the ESPP. The Committee may delegate some or all of its responsibilities to one or more other persons. Every finding, decision and determination made by the Committee will, to the full extent permitted by law, be final and binding upon all parties.

        The Committee, in its sole discretion, may amend, suspend, or terminate the ESPP, or any part thereof, at any time and for any reason. If the ESPP is terminated, the Committee, in its discretion, may elect to terminate all outstanding offering periods either immediately or upon completion of the purchase of shares of common stock on the next exercise date (which may be sooner than originally scheduled, if determined by the Committee in its discretion), or may elect to permit offering periods to expire in accordance with their terms.

        Number of Shares of Common Stock Available under the ESPP.    A maximum of 3,000,000 shares will be available for issuance pursuant to the ESPP. In the event that any dividend or other distribution

(whether in the form of cash, common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of common stock or other securities of the company, or other change in the corporate structure of the company affecting the common stock occurs, the Committee, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the ESPP, will, in such manner as it may deem equitable, adjust the number and class of common stock that may be delivered under the ESPP, the purchase price per share and the number of shares of common stock covered by each option under the ESPP that has not yet been exercised.

        Enrollment and Contributions.    Eligible employees voluntarily elect whether or not to enroll in the ESPP. The Committee will determine the length and number of offering periods under the ESPP, provided that an offering period may not exceed twenty-seven months. Currently, the Committee expects to implement six-month offering periods, with the first such period commencing on September 5, 2012 and ending on March 4, 2013 and the second such period commencing on March 5, 2013 and ending on September 4, 2013. An employee may cancel his or her enrollment at any time and receive a refund of accumulated contributions.

        Employees contribute to the ESPP through payroll deductions. Participating employees may contribute between 1% and 15% of their base salary through after-tax payroll deductions. The Committee may establish different minimum and maximum permitted contribution percentages, modify the definition of eligible compensation, or change the length of the offering periods or the number of shares purchasable in an offering period. After an offering period has begun, an employee may cancel his or her contributions, but may not otherwise modify his or her election unless the Committee determines otherwise.

        Purchase of Shares.    On the last business day of each offering period, each participating employee's payroll deductions are used to purchase shares for the employee. The purchase price for the shares so purchased will be 85% of the fair market value of the company's common stock on either the first or last day of the offering period, whichever is lower. Fair market value under the ESPP generally means the closing price of our common stock on the Nasdaq Global Select Market for the day in question. As of April 2, 2012, the fair market value of our common stock was $47.53 per share. During any single year, no employee may purchase more than $25,000 of shares under the ESPP (based on the fair market value of our common stock on the applicable enrollment date(s)). Unless and until the Committee determines otherwise, a participant may not purchase more than 4,000 shares during any single offering period.

        Termination of Participation.    Participation in the ESPP terminates when a participating employee's employment with the company ceases for any reason, the employee withdraws from the ESPP, or the ESPP is terminated or amended such that the employee no longer is eligible to participate. Upon termination of participation, any remaining accumulated contributions are refunded to the participant.

        New Plan Benefits.    The actual number of shares that may be purchased by any individual under the ESPP is not currently determinable because the number is determined, in part, on future contribution elections of individual participants and the purchase price of the shares, which is not determined until the last day of the offering period.

Certain U.S. Federal Income Tax Consequences

        The rules concerning the federal income tax consequences with respect to the purchase of shares under the ESPP are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the U.S. federal income tax consequences with respect to such purchases. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable and is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the United States, other than those individuals who are taxed on a residence basis in a foreign country. In addition, if one or more sub-plans are established for employees of non-U.S. subsidiaries, the tax rules may be different than discussed below.

        The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Internal Revenue Code, as amended. Under these provisions, no income generally will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon how long the shares have been held by the participant. If the shares are sold or otherwise disposed of more than two years after the first day of the applicable offering period in which such shares were acquired and more than one year after the applicable date of purchase, the participant will recognize ordinary income equal to the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (2) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period in which such shares were acquired. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of the aforementioned periods (a "disqualifying disposition"), the participant will recognize ordinary income equal to the excess of (1) the fair market value of the shares on the date the shares are purchased over (2) the purchase price. Any additional gain or loss on such sale or disposition will be capital gain or loss, which will be long-term if the shares are held for more than one year. The company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a disqualifying disposition.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table presents information as of December 31, 2011, regarding our securities authorized for issuance under equity compensation plans:

Plan category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plan approved by security holders	4,998,718	$37.42	11,128,472
Equity compensation plans not approved by security holders	113,553	9.05	N/A

Total	5,112,271	$36.79	11,128,472

        We have one equity incentive plan approved by security holders in 1997. In addition, prior to 2005, we granted options to employees and consultants outside of the plan approved by security holders (non-plan options). Information regarding the security holder approved plan is contained in Note 10—Stockholders' Equity to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011. We do not have any warrants or rights that are outstanding or available for issuance as described in Regulation S-K Item 201(d). Securities issued pursuant to the non-plan awards were made under a standard agreement generally consistent with the form contained in Exhibit 10.9 to our Annual Report on Form 10-K for the year ended December 31, 2011.

OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL
OF THE UNITED THERAPEUTICS CORPORATION EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL NO. 4
RATIFICATION OF THE APPOINTMENT OF
ERNST & YOUNG LLP AS UNITED THERAPEUTICS CORPORATION'S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012

        The Audit Committee of our Board has appointed Ernst & Young LLP as our independent registered public accounting firm for the year 2012. Services provided to us and our subsidiaries by Ernst & Young LLP in 2011 are described under the section entitled Principal Accountant Fees and Services below.

        We ask that our shareholders vote to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. Although ratification is not required by our By-laws or otherwise, our Board has chosen to submit the ratification of Ernst & Young LLP's appointment to our shareholders as a matter of good corporate practice. In the event our shareholders do not ratify the appointment of Ernst & Young LLP, such appointment will be reconsidered by the Audit Committee and our Board. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and those of our shareholders.

        Representatives of Ernst & Young LLP are expected to be present at our Annual Meeting to respond to appropriate shareholder questions and to make such statements as they may desire.

OUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR"
RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012.

REPORT OF THE AUDIT COMMITTEE AND INFORMATION ON OUR
INDEPENDENT AUDITORS

Report of the Audit Committee

        The Audit Committee oversees United Therapeutics' financial reporting process and monitors compliance with our Code of Ethics and Business Conduct on behalf of our Board of Directors. We are all independent directors under the listing standards of NASDAQ and the independence standards set forth in Rule 10A-3(b)(1) of the Exchange Act. Our Board has determined that R. Paul Gray, the Audit Committee Chairman, is an audit committee financial expert as defined under the rules and regulations of the SEC and that each member of the Audit Committee meets the financial sophistication requirement of the NASDAQ listing standards. The Audit Committee operates under a written charter, which we review periodically and which was adopted by our Board. We have amended our charter to be consistent with the provisions of the Sarbanes-Oxley Act of 2002, as well as the corporate governance rules issued by the SEC and NASDAQ, as they relate to audit committee requirements.

        We have met and held discussions with management and our independent auditors. Management is responsible for the financial reporting process and preparation of the quarterly and annual consolidated financial statements, including maintaining a system of internal controls and disclosure controls and procedures. The Audit Committee is directly responsible for the appointment, compensation, retention, oversight and termination of our independent auditors. Ernst & Young LLP functioned as our independent auditors for 2011. Ernst & Young LLP is responsible for expressing an opinion on (1) the conformity of our financial statements with generally accepted accounting principles and (2) our internal control over financial reporting. The Audit Committee does not prepare financial statements or conduct audits.

        In conjunction with the December 31, 2011, audited consolidated financial statements, we have:

  •
  reviewed and discussed our 2011 audited consolidated financial statements with our management and Ernst & Young LLP, including discussions about critical accounting policies, other financial accounting and reporting principles and practices appropriate for us, and the reasonableness of significant judgments;

  •
  reviewed and discussed management's assessments of the effectiveness of internal controls over financial reporting and Ernst & Young LLP's related assessments and auditing procedures;

  •
  discussed with Ernst & Young LLP the overall scope of and plans for our audits and reviews. The Audit Committee has met with Ernst & Young LLP, with and without management present, to discuss our financial reporting processes and internal accounting controls. We have reviewed all important audit findings prepared by Ernst & Young LLP;

  •
  discussed with Ernst & Young LLP matters that are required to be discussed by applicable Public Company Accounting Oversight Board (PCAOB) requirements. Ernst & Young LLP also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding its communications with the Audit Committee concerning independence. We also discussed with Ernst & Young LLP their independence, including any relationships that may have an impact on their objectivity and independence, and satisfied ourselves as to Ernst & Young LLP's independence. We also reviewed and pre-approved the scope and fees for all audit and other services performed by Ernst & Young LLP for us; and

  •
  met and reviewed with members of senior management and Ernst & Young LLP the certifications provided by our Chief Executive Officer and our Chief Financial Officer under the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC relating to these certifications and the overall certification process.

        Based on these reviews and discussions, the Audit Committee recommended to our Board of Directors that our audited consolidated financial statements for 2011 and related reports on internal controls be included in our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC.

                      Submitted by the Audit Committee:
                      R. Paul Gray (Chair)
                      Richard Giltner
                      Christopher Patusky
                      Tommy Thompson

Principal Accountant Fees and Services

        Fees for professional services provided by Ernst & Young LLP in each of the last two years in each of the following categories were:

	2011	2010
Audit fees	$810,000	$512,300
Audit-related fees	220,000	145,800
Tax fees:
Fees for tax compliance services	480,000	526,000
Fees for tax consulting services (including tax advice and tax planning)	65,000	146,800

Total tax fees	545,000	672,800
All other fees	156,000	73,600

	$1,731,000	$1,404,500

        Audit fees include the aggregate fees billed for the audit of our consolidated annual financial statements, reviews of our interim consolidated financial statements included in quarterly reports, accounting and financial reporting consultations and services in connection with registration statements. Audit-related fees include the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported as audit fees. Tax fees include the aggregate fees billed for professional services for tax compliance, tax advice and tax planning. All other fees include the aggregate fees billed for permitted products and services other than those classified as audit, audit-related or tax.

        The Audit Committee of our Board of Directors has considered and determined that the provision of non-audit services by Ernst & Young LLP is compatible with maintaining Ernst & Young LLP's independence. Since Ernst & Young LLP's appointment as our independent registered public accounting firm, the Audit Committee has pre-approved all of the services performed by Ernst & Young LLP.

Policy on Audit Committee Pre-Approval of Audit Services and Permissible Non-Audit Services of our Independent Auditors

        The Audit Committee's policy is to pre-approve all audit and permissible non-audit services performed by our independent auditors. These services may include audit services, audit-related services, tax services and other services. For audit services, our independent auditor provides an engagement letter to the Audit Committee prior to commencing its second-quarter review work, which letter outlines the scope of the proposed audit and audit-related fees. The Audit Committee reviews the letter and negotiates with and formally engages the auditor.

        For non-audit services, our senior management may from time to time recommend to the Audit Committee that it engage our independent auditor to provide non-audit services, and request the Audit Committee to approve such engagement. Our senior management and our independent auditor will each confirm to the Audit Committee that each non-audit service is permissible under all applicable legal requirements. A budget estimating non-audit service spending for the fiscal year will be provided to the Audit Committee along with the request. The Audit Committee must approve the permissible non-audit services and the budget for such services. The Audit Committee will be informed periodically as to the non-audit services actually provided by our independent auditor pursuant to this pre-approval process.

 OTHER MATTERS

Certain Relationships and Related Party Transactions

  Review and Approval of Related Party Transactions

        We have adopted a written policy for approval of transactions, arrangements and relationships between our company and our directors, director nominees, executive officers, greater-than-five-percent shareholders, and their immediate family members where the amount involved exceeds $100,000. The policy provides that the Audit Committee reviews certain transactions subject to the policy and determines whether or not to approve or ratify those transactions. In doing so, the Audit Committee takes into account, among other things, whether the transaction is on terms that are no less favorable to the company than terms generally available to an unaffiliated third party under similar circumstances and the extent of the related person's interest in the transaction. The policy also provides the Chairman of the Audit Committee with the authority to approve or ratify transactions in which the amount involved is expected to be less than $500,000. Information on transactions approved or ratified by the Chair of the Audit Committee is provided to the Audit Committee at its next regularly scheduled meeting.

        The Audit Committee has considered and adopted standing pre-approvals under the policy for certain limited transactions with related persons that meet specific criteria. Information on transactions subject to pre-approval is provided to the Audit Committee at its next regularly scheduled meeting. Pre-approved transactions are limited to:

  •
  executive officers' compensation that is subject to required proxy statement disclosure or Compensation Committee approval;

  •
  director compensation that is subject to required proxy statement disclosure;

  •
  certain transactions with other companies and certain charitable contributions that do not exceed the greater of $200,000 or 5% of the other company's or non-profit organization's total annual revenues or receipts; and

  •
  transactions where all shareholders receive proportional benefits.

  Kurzweil Technologies, Inc. Technical Services Agreements

        In September 2002, we entered into a technical services agreement for certain telemedicine technology development services for our then-subsidiary, Medicomp, Inc., with Kurzweil Technologies, Inc. (KTI). Ray Kurzweil, a member of our Board of Directors, is the Chief Executive Officer and 80% shareholder of KTI. Pursuant to this agreement, we paid KTI a monthly consulting fee. In addition, we agreed to pay KTI a five percent royalty on certain sales of products reasonably attributed to and dependent upon the technology developed by KTI under the technical services agreement and which are covered by claims of an issued and unexpired United States patent. We terminated the services performed under this agreement in December 2006, but the royalty obligation survived termination. In late 2009 and early 2010, KTI was awarded patents based on some of its work performed under the technical services agreement. Upon completion of our sale of Medicomp on March 31, 2011 (see Note 18—Sale of Medicomp, Inc. to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2011), KTI terminated future royalty obligations as of such date under this agreement in exchange for a payment by Medicomp of approximately $330,000 (which includes approximately $80,000 in royalties for the first quarter of 2011).

        In May 2007, we entered into a new technical services agreement with KTI. Pursuant to this agreement, we agreed to pay KTI consulting fees of up to $12,000 monthly. We also agreed to reimburse KTI on a monthly basis for all necessary, reasonable and direct out of pocket expenses incurred in connection with its services. Under the agreement, we agreed to pay KTI up to a 5 percent royalty on sales of certain products reasonably attributed to and dependent upon certain technology developed by KTI. In October 2011, we amended the May 2007 technical services agreement such that, effective January 1, 2012, we will pay KTI monthly consulting fees of up to $6,000 plus all necessary, reasonable and direct out-of-pocket expenses. We incurred approximately $156,000 in expenses during the year ended December 31, 2011, under this agreement. This agreement has an indefinite term, and is terminable by United Therapeutics upon 30 days' notice to KTI.

  Other Relationships

        In 2000, we entered into a research agreement with the University of Oxford and an agreement for consulting services with Isis Innovation Limited (formerly Oxford University Consulting) with respect to the development of our iminosugar antiviral platform. On October 1, 2006, the research agreement was extended through September 30, 2011, obligating us to make 60 equal monthly payments totaling approximately $3.7 million (based on the then-prevailing exchange ratio). In August 2010, we further amended the research agreement to extend its term through September 30, 2016 and decreased the monthly payments by approximately £3,000 per month. The aggregate amount of all monthly payments due under this agreement on or after January 1, 2011 was $3.4 million. In addition, pursuant to the August 2010 amendment we agreed to fund additional work to support our antiviral program for the sum of $176,900 (based on the then-prevailing exchange ratio). Under exclusive licenses issued in accordance with the research agreement, we are required to pay the University of Oxford a royalty equal to 1.5% percent of net sales of products arising under these agreements, less certain offsets. We incurred approximately $840,900 in expenses during 2011 under our research agreement and related amendments with the University of Oxford.

        In December 2010, we entered into a services agreement with Oxford to perform certain studies related to miglustat, one of our antiviral compounds, for an aggregate sum of approximately $229,000 (based on the then-prevailing exchange ratio), which was paid in 2011. In June 2011, we entered into another Services Agreement with Oxford to perform certain additional studies related to miglustat, for an aggregate sum of $159,600 (based on the then-prevailing exchange ratio), which was paid in 2011.

        In connection with our collaboration with University of Oxford, one of our employees works out of one of Oxford's laboratories, and we reimburse Oxford from time-to-time for consumables (supplies, staff resources and laboratory tests) in connection with our employee's work at Oxford's lab. Under this arrangement, in 2011 we reimbursed Oxford approximately $177,400 (based on the then-prevailing exchange ratio).

        In March 2006, we entered into an agreement with the University of Oxford to fund an annual lecture in virology at the University of Oxford through 2022. Under this agreement, we are obligated to make 16 annual payments of £16,000, totaling £256,000. We incurred no expenses during 2011 under this agreement.

        Our director Raymond Dwek is a co-discoverer of our iminosugar platform, a co-principal investigator under our research agreement with the University of Oxford, Director of the Glycobiology Institute, and Professor of Glycobiology at the University of Oxford. Our Board and Nominating and Governance Committee each periodically review our agreements with the University of Oxford in light of Professor Dwek's membership on our Board. As described above under Director Independence, our Board has determined not to designate Professor Dwek as "independent" under the NASDAQ listing standards. Our Audit Committee approved these transactions and determined that these transactions do not constitute related party transactions with respect to Professor Dwek.

 Beneficial Ownership of Common Stock

        The following table sets forth certain information as of April 13, 2012 (unless otherwise noted), with respect to the beneficial ownership of our common stock by: (i) each person who we know beneficially owns more than 5% of the outstanding shares of our common stock; (ii) each director and director nominee; (iii) each of our Named Executive Officers (which, for 2011, included our Chief Executive Officer, our Chief Financial Officer, our President and Chief Operating Officer, and our Executive Vice President and General Counsel); and (iv) all of our directors and executive officers as a group. Unless otherwise noted, the address of each person listed below is our corporate address. In accordance with SEC rules, the number of shares of common stock beneficially owned and the percentage of outstanding shares shown in this table exclude any STAP awards held by our directors and executive officers because they are cash-settled awards that do not involve the issuance of shares of common stock.

Name	Number of Shares of Common Stock Beneficially Owned(1)	Percentage of Outstanding Shares(2)	Vested STAP Awards(3)
BlackRock, Inc.(4) 40 East 52nd Street, New York, New York 10022	5,232,131	9.7%	—
Eli Lilly and Company(5) Lilly Corporate Center, Indianapolis, Indiana 46285	3,150,836	5.9%	—
FMR, LLC(6) 82 Devonshire Street, Boston, Massachusetts 02109	2,788,542	5.2%	—
Martine Rothblatt(7)	3,084,702	5.3%	—
Roger Jeffs(8)	421,312	*	619,084
Paul Mahon, J.D.(9)	288,350	*	392,501
Raymond Dwek(10)	122,000	*	15,000
Richard Giltner(11)	105,166	*	—
Louis Sullivan(12)	102,000	*	45,000
Christopher Patusky(13)	77,300	*	45,000
Christopher Causey(14)	71,683	*	15,000
Tommy Thompson(15)	43,900	*	—
John Ferrari	—	*	389,634
Ray Kurzweil	—	*	20,766
R. Paul Gray	—	*	15,000
All directors and executive officers as a group (12 persons)(16)	4,316,413	7.4%	1,556,985

*
Less than one percent.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes ownership of those shares over which the person has sole or shared voting or investment power. Beneficial ownership also includes ownership of shares of our common stock subject to rights, options and warrants currently exercisable or convertible, or exercisable or convertible within

  60 days after April 13, 2012. Except where indicated otherwise, and subject to community property laws where applicable, to our knowledge, the persons listed in the table above have sole voting and investment power with respect to their shares of our common stock.

(2)
Ownership percentage is based on 53,685,060 shares of our common stock outstanding on April 13, 2012, plus, as to the holder thereof and no other person, the number of shares (if any) that the person has the right to acquire as of April 13, 2012, or within 60 days thereafter, through the exercise of stock options or other similar rights.

(3)
Represents the number of outstanding, vested STAP awards on April 13, 2012. None of the individuals in the table below have STAP awards scheduled to vest within 60 days after April 13, 2012. Because STAP awards are cash-settled and do not involve the issuance of shares of stock, they are excluded from the other columns of this table.

(4)
Beneficial ownership information obtained from a Schedule 13G/A filed by BlackRock, Inc. on February 10, 2012 reporting beneficial ownership as of December 30, 2011.

(5)
Beneficial ownership information obtained from a Schedule 13G/A filed by Eli Lilly and Company on February 16, 2012, reporting beneficial ownership as of February 16, 2012.

(6)
Beneficial ownership information obtained from a Schedule 13G filed by FMR LLC on February 13, 2012, reporting beneficial ownership as of December 31, 2011.

(7)
Includes currently exercisable options to purchase 2,428,607 shares. Also includes 656,095 shares held indirectly.

(8)
Includes currently exercisable options to purchase 395,676 shares. Also includes 18,863 shares held in a margin account and 6,773 shares held by a family limited liability company of which Dr. Jeffs and his spouse are managing members.

(9)
Includes currently exercisable options to purchase 254,750 shares. Also includes 33,600 shares held in a margin account.

(10)
Includes currently exercisable options to purchase 122,000 shares.

(11)
Includes currently exercisable options to purchase 92,500 shares. Also includes 12,666 shares held in a margin account.

(12)
Includes currently exercisable options to purchase 102,000 shares.

(13)
Includes currently exercisable options to purchase 76,000 shares. Also includes 1,300 shares held in a family trust with Prof. Patusky as trustee.

(14)
Includes currently exercisable options to purchase 70,500 shares. Also includes 508 shares held in a margin account and 675 shares held in a Uniform Gift to Minors Act account for the benefit of Mr. Causey's children with his spouse as trustee.

(15)
Includes currently exercisable options to purchase 42,500 shares. Also includes 1,400 shares held in a margin account.

(16)
Includes currently exercisable options to purchase 3,584,533 shares.

Stock Split

        On September 22, 2009, we completed a stock split in the form of a stock dividend, pursuant to which one share of our common stock was distributed for each share issued and outstanding (or held in treasury) at the close of business on the record date, September 14, 2009. All references in this Proxy Statement to the price of our common stock, number of shares of our common stock and per share data, including data pertaining to share-based awards, have been restated to reflect the effects of the stock split for all periods presented.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors, executive officers and 10% shareholders to file reports of ownership of our equity securities with the SEC and to furnish copies of all such reports to us. We routinely assist our officers and directors in preparing and filing these reports. To our knowledge, based on a review of the copies of such forms in our possession and on written representations from reporting persons, we believe that for the year ended December 31, 2011, all reporting persons filed the required reports on a timely basis under Section 16(a), with the exception of the following untimely filings, each of which resulted from administrative error:

  •
  On January 12, 2011, Professor Christopher Patusky exercised an option to purchase 1,500 shares of common stock and sold the underlying shares the same day. These transactions were reported on a single Form 4 on March 4, 2011.

  •
  On March 24, 2011, Martine Rothblatt exercised an option to purchase 10,000 shares of common stock and sold the underlying shares the same day. These transactions were reported on a single Form 4 on April 28, 2011.

Shareholder Proposals and Director Nominations

        Shareholder proposals intended for inclusion in our Proxy Statement and form of proxy for our 2013 annual meeting of shareholders must be received by us by overnight mail, acceptance signature required, no later than January 8, 2013, and must otherwise comply with the rules of the SEC for inclusion in our Proxy Statement and form of proxy relating to that meeting.

        In order for a shareholder to bring other business before the 2013 annual meeting of shareholders, including director nominations, our Amended and Restated By-laws require that the shareholder give timely notice of the proposal or nomination, as applicable, to our Corporate Secretary in advance of the meeting. Such notice must be given no less than ninety (90) days nor more than one hundred and twenty (120) days prior to the anniversary of the Annual Meeting unless the date of the 2013 annual meeting is advanced by more than thirty (30) days or delayed (other than as a result of adjournment) by more than thirty (30) days from the anniversary of the Annual Meeting, in which case notice of a proposal or nomination, as applicable, must be received by our Corporate Secretary no later than the close of business on the later of the sixtieth (60th) day prior to the 2013 annual meeting or the tenth (10th) day following the date on which public announcement of the date of the 2013 annual meeting of shareholders is first made. Accordingly, for the 2013 annual meeting, notice of a proposal or nomination, as applicable, must be received by our Corporate Secretary no later than March 28, 2013 and no earlier than February 26, 2013. In addition, the notice must meet all other requirements contained in our Amended and Restated By-laws. These requirements are separate from the requirements a shareholder must meet to have a proposal included in our Proxy Statement.

        All notices of proposals or nominations, as applicable, must be given in writing to our Corporate Secretary by e-mail at corporatesecretary@unither.com, by facsimile at (202) 483-4006 or by overnight mail, acceptance signature required, to United Therapeutics Corporation, Attention: Corporate Secretary, 1040 Spring Street, Silver Spring, Maryland 20910.

Other Business

        Management knows of no matters to be presented for action at the Annual Meeting other than as described above. However, if any other matter properly comes before the meeting, it is intended that the persons named in the accompanying form of proxy will vote on such matters in accordance with their judgment of the best interests of our company.

Shareholders Sharing the Same Address

        SEC rules permit the delivery of a single copy of a company's annual report and Proxy Statement to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder will continue to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses.

        The bank, brokerage house or other holder of record for any shareholder who is a beneficial owner, but not the record holder, of United Therapeutics shares may deliver only one copy of our 2011 Annual Report to Shareholders, 2011 Annual Report on Form 10-K and this Proxy Statement to multiple shareholders who share the same address, unless the bank, brokerage house or other holder of record has received contrary instructions from one or more of the shareholders. Beneficial owners sharing an address who are receiving multiple copies of the 2011 Annual Report to Shareholders, 2011 Annual Report on Form 10-K and this Proxy Statement and who would prefer to receive a single copy in the future should contact their bank, brokerage house or other holder of record to request delivery of a single copy in the future.

        Our 2011 Annual Report to Shareholders, 2011 Annual Report on Form 10-K and this Proxy Statement are available at our web site at http://ir.unither.com/annualProxy.cfm. We will deliver promptly upon written or oral request a separate copy of the 2011 Annual Report to Shareholders, 2011 Annual Report on Form 10-K and this Proxy Statement to any shareholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the proxy materials, now or in the future, write to: Investor Relations, 1040 Spring Street, Silver Spring, Maryland 20910 or call (301) 608-9292 and ask for Investor Relations.

Annual Report

        A copy of our Annual Report on Form 10-K for the year ended December 31, 2011, has been mailed concurrently with this Proxy Statement to all shareholders entitled to notice of and to vote at our Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy-soliciting material. Shareholders may obtain additional printed copies of our Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC, without charge by mailing a request to United Therapeutics Corporation, Attention: Investor Relations, 1040 Spring Street, Silver Spring, Maryland 20910. The company's copying costs will be charged if copies of exhibits to the Annual Report on Form 10-K are requested. An electronic copy is available on our website: http://ir.unither.com/annualProxy.cfm.

Transportation Information

        Our 2012 annual meeting of shareholders will be held at our corporate headquarters located at 1040 Spring Street, Silver Spring, Maryland 20910. If you need information regarding directions or parking, please call (301) 608-9292 and ask for Investor Relations.

ANNEX A

Non-GAAP Financial Information

        This proxy statement contains a financial measure, earnings before non-cash charges, that does not comply with United States generally accepted accounting principles (GAAP). Earnings before non-cash charges is defined as net income, adjusted for the following non-cash charges, as applicable: (1) interest; (2) income taxes; (3) license fees; (4) depreciation and amortization; (5) impairment charges; and (6) share-based compensation (stock option and share tracking award expense). This measure supplements our financial results prepared in accordance with GAAP.

        We use earnings before non-cash charges to assist us in: (1) planning, including the preparation of our annual operating budget; (2) allocating resources to enhance the financial performance of our business; (3) evaluating the effectiveness of our operational strategies; and (4) evaluating our capacity to fund capital expenditures and expand our business. We believe this non-GAAP financial measure enhances investors' understanding of our financial results by excluding certain expenses that we do not consider when evaluating and comparing the performance of our core operations and making operating decisions. In addition, we have historically reported earnings before non-cash charges to investors, and believe the inclusion of this non-GAAP financial measure provides investors with a consistent method of comparison to historical periods. However, there are limitations in the use of this non-GAAP financial measure in that it excludes certain operating expenses that are recurring in nature. In addition, our calculation of this non-GAAP financial measure may differ from the methodology used by other companies. The presentation of this non-GAAP financial measure should not be considered in isolation or as a substitute for our financial results prepared in accordance with GAAP.

        A reconciliation of net income (loss), the most directly comparable GAAP financial measure, to earnings before non-cash charges, is presented below (in millions):

	Year Ended December 31,
	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011
Net income (loss), as reported	$(24)	$(10)	$15	$65	$73	$12	$(49)	$19	$106	$218
Add (subtract) non-cash charges:
Income tax expense (benefit)	—	—	—	(17)	(35)	(8)	(34)	(1)	42	82
Interest expense	—	—	—	—	2	14	11	13	20	21
License fees	—	—	—	—	—	11	150	—	—	37
Depreciation and amortization	3	3	3	2	3	4	4	12	18	21
Impairment charges	10	—	—	—	2	4	2	5	7	—
Share-based compensation (benefit) expense	—	—	—	1	24	49	36	101	114	(16)

Earnings before non-cash charges	$(11)	$(7)	$18	$51	$69	$86	$120	$149	$307	$363

A-1

ANNEX B

UNITED THERAPEUTICS CORPORATION
EMPLOYEE STOCK PURCHASE PLAN

        1.    Purpose.    The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock through accumulated Contributions. The Company's intention is to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Code. The provisions of the Plan, accordingly, will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code.

        2.    Definitions.

          (a)   "Administrator" means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14.

          (b)   "Applicable Laws" means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where options are, or will be, granted under the Plan.

          (c)   "Board" means the Board of Directors of the Company.

          (d)   "Code" means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or U.S. Treasury Regulation thereunder will include such section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

          (e)   "Committee" means a committee of the Board appointed in accordance with Section 14 hereof.

          (f)    "Common Stock" means the par value common stock of the Company.

          (g)   "Company" means United Therapeutics Corporation, a Delaware corporation, or any successor thereto.

          (h)   "Compensation" means an Eligible Employee's base salary or base hourly rate of pay, but excluding commissions, overtime, incentive compensation, bonuses and other forms of compensation. The Administrator, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for an Offering Period.

          (i)    "Contributions" means the payroll deductions and other additional payments that the Administrator may permit to be made by a Participant to fund the exercise of options granted pursuant to the Plan.

          (j)    "Designated Subsidiary" means any Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan. As of the date of adoption of the Plan, the Designated Subsidiaries are Lung LLC, a Delaware limited liability company, Revivicor, Inc., a Delaware corporation, and Unither Virology, LLC, a Delaware limited liability company.

          (k)   "Director" means a member of the Board.

          (l)    "Eligible Employee" means any individual who is a common law employee of an Employer and is customarily employed for at least twenty (20) hours per week by the Employer. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves or is legally protected under Applicable Laws. Where the period of leave exceeds three (3) months and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave. The Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, determine (on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation Section 1.423-2) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering in an identical manner to all highly compensated individuals of the Employer whose Employees are participating in that Offering. Each exclusion shall be applied with respect to an Offering in a manner complying with U.S. Treasury Regulation Section 1.423-2(e)(2)(ii).

          (m)  "Employer" means the Company and each Designated Subsidiary.

          (n)   "Enrollment Date" means the first Trading Day of each Offering Period.

          (o)   "Exchange Act" means the Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

          (p)   "Exercise Date" means the last Trading Day of each Offering Period.

          (q)   "Fair Market Value" means, as of any date, the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange). If shares are not traded on an exchange, the Fair Market Value of a share of Common Stock shall be the closing price on the preceding trading date.

          (r)   "New Exercise Date" means a new Exercise Date if the Administrator shortens any Offering Period then in progress.

          (s)   "Offering" means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4. For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Employees of one or more Employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation Section 1.423-2(a)(1), the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation Sections 1.423-2(a)(2) and (a)(3).

          (t)    "Offering Periods" means the periods established by the Administrator (not to exceed twenty-seven (27) months) during which an option granted pursuant to the Plan may be exercised. The duration and timing of Offering Periods may be changed pursuant to Sections 4, 18 and 19.

          (u)   "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (v)   "Participant" means an Eligible Employee who participates in the Plan.

          (w)  "Plan" means this United Therapeutics Corporation Employee Stock Purchase Plan.

          (x)   "Purchase Period" means the period during an Offering Period which shares of Common Stock may be purchased on a Participant's behalf in accordance with the terms of the Plan. Unless the Administrator provides otherwise, the Purchase Period will have the same duration and coincide with the length of the Offering Period.

          (y)   "Purchase Price" means an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be determined for subsequent Offering Periods by the Administrator subject to compliance with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule) or pursuant to Section 18.

          (z)   "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

          (aa) "Trading Day" means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.

          (bb) "U.S. Treasury Regulations" means the Treasury regulations of the Code. Reference to a specific Treasury Regulation or Section of the Code shall include such Treasury Regulation or Section, any valid regulation promulgated under such Section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.

        3.    Eligibility.

          (a)    Offering Periods.    Any Eligible Employee on a given Enrollment Date will be eligible to participate in the Plan, subject to the requirements of Section 5.

          (b)    Non-U.S. Employees.    Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code. In addition, as provided in Section 14, the Administrator may establish one or more sub-plans of the Plan (which may, but are not required to, comply with the requirements of Section 423 of the Code) to provide benefits to employees of Designated Subsidiaries located outside the United States in a manner that complies with local law. Any such sub-plan will be a component of the Plan and will not be a separate plan.

          (c)    Limitations.    Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate, which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.

        4.    Offering Periods.    The Plan will be implemented by consecutive Offering Periods with new Offering Periods commencing at such times as determined by the Administrator. The Administrator will have the power to change the duration of Offering Periods (including the commencement dates thereof) without stockholder approval.

        5.    Participation.    An Eligible Employee may participate in the Plan by (i) submitting to the Company's human resources department (or its delegate), on or before a date determined by the Administrator prior to an applicable Enrollment Date, a properly completed subscription agreement authorizing Contributions in the form provided by the Administrator for such purpose, or (ii) following an electronic or other enrollment procedure determined by the Administrator.

        6.    Contributions.

          (a)   At the time a Participant enrolls in the Plan pursuant to Section 5, he or she will elect to have payroll deductions made on each pay day or other Contributions (to the extent permitted by the Administrator) made during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation (or such other percentage of Compensation as determined by the Administrator in its sole discretion), which he or she receives on each pay day during the Offering Period; provided, however, that should a pay day occur on an Exercise Date, a Participant will have any payroll deductions made on such day applied to his or her notional account under the subsequent Purchase Period or Offering Period. The Administrator, in its sole discretion, may permit all Participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the subscription agreement prior to each Exercise Date of each Purchase Period. A Participant's subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

          (b)   Payroll deductions for a Participant will commence on the first pay day following the Enrollment Date and will end on the last pay day prior to the Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.

          (c)   All Contributions made for a Participant will be credited to his or her notional account under the Plan and payroll deductions will be made in whole percentages only. Except to the extent permitted by the Administrator pursuant to Section 6(a), a Participant may not make any additional payments into such notional account.

          (d)   A Participant may discontinue his or her participation in the Plan as provided in Section 10. If permitted by the Administrator, as determined in its sole discretion, for an Offering Period, a Participant may increase or decrease the rate of his or her Contributions during the Offering Period by (i) properly completing and submitting to the Company's human resources department (or its delegate), on or before a date determined by the Administrator prior to an applicable Exercise Date, a new subscription agreement authorizing the change in Contribution rate in the form provided by the Administrator for such purpose, or (ii) following an electronic or other procedure prescribed by the Administrator. If a Participant has not followed such procedures to change the rate of Contributions, the rate of his or her Contributions will continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless terminated as provided in Section 10). The Administrator may, in its sole discretion, limit the nature and/or number of Contribution rate changes that may be made by Participants during any Offering Period, and may establish such other conditions or limitations as it deems appropriate for Plan administration. Any change in payroll deduction rate made pursuant to this Section 6(d) will be effective as of the first full payroll period following five (5) business days after the date on which the change is made by the Participant (unless the Administrator, in its sole discretion, elects to process a given change in payroll deduction rate more quickly).

          (e)   Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code, a Participant's Contributions may be decreased to zero percent (0%) at any time during a Purchase Period. Subject to Section 423(b)(8) of the Code, Contributions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Purchase Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.

          (f)    At the time the option under the Plan is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company's or Employer's federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs). At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant's compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding the Company or the Employer deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).

        7.    Grant of Option.    On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such Eligible Employee's Contributions accumulated prior to such Exercise Date and retained in the Eligible Employee's notional account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase during each Purchase Period more than 4,000 shares of Common Stock (subject to any adjustment pursuant to Section 18) and provided further that such purchase will be subject to the limitations set forth in Sections 3(c) and 13. The Eligible Employee may accept the grant of such option by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that an Eligible Employee may purchase during each Purchase Period of an Offering Period. Exercise of the option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period.

        8.    Exercise of Option.

          (a)   Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock will be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from his or her notional account. No fractional shares of Common Stock will be purchased; any Contributions accumulated in a Participant's notional account, which are not sufficient to purchase a full share will be retained in the Participant's notional account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10. Any other funds left over in a Participant's notional account after the Exercise Date will be returned to the Participant. During a Participant's lifetime, a Participant's option to purchase shares hereunder is exercisable only by him or her.

          (b)   If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company will make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or (y) provide that the Company will make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 19. The Company may make a pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company's stockholders subsequent to such Enrollment Date.

        9.    Delivery.    As soon as reasonably practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No Participant will have any voting, dividend, or other stockholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the Participant as provided in this Section 9.

        10.    Withdrawal.

          (a)   A Participant may withdraw all but not less than all the Contributions credited to his or her notional account and not yet used to exercise his or her option under the Plan at any time by (i) submitting to the Company's human resources department (or its delegate) a written notice of withdrawal in the form determined by the Administrator for such purpose, or (ii) following an electronic or other withdrawal procedure determined by the Administrator. All of the Participant's Contributions credited to his or her notional account will be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant's option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls in the Plan in accordance with the provisions of Section 5.

          (b)   A Participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

        11.    Termination of Employment.    Upon a Participant's ceasing to be an Eligible Employee, for any reason, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such Participant's notional account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such Participant's option will be automatically terminated.

        12.    Interest.    No interest will accrue on the Contributions of a participant in the Plan, except as may be required by Applicable Law, as determined by the Company, and if so required by the laws of a particular jurisdiction, shall apply to all Participants in the relevant Offering except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f).

        13.    Stock.

          (a)   Subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof, the maximum number of shares of Common Stock that will be made available for sale under the Plan will be three million (3,000,000) shares of Common Stock.

          (b)   Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will only have the rights of an unsecured creditor with respect to such shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such shares.

          (c)   Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.

        14.    Administration.    The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. The initial Administrator shall be the Compensation Committee of the Board. The Administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to designate separate Offerings under the Plan, to determine eligibility, to adjudicate all disputed claims filed under the Plan and to establish such procedures that it deems necessary for the administration of the Plan (including, without limitation, to adopt such procedures and sub-plans as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the U.S., the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of Section 13(a) hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan). Unless otherwise determined by the Administrator, the Employees eligible to participate in each sub-plan will participate in a separate Offering. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f), the terms of an option granted under the Plan or an Offering to citizens or residents of a non-U.S. jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees resident solely in the U.S. The Administrator may delegate some or all of its responsibilities to one or more other persons (which may include, without limitation, Company personnel) and, to the extent there has been any such delegation, any reference in the Plan to the Administrator shall include the delegate of the Administrator. Every finding, decision and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.

        15.    Designation of Beneficiary.

          (a)   If permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant's notional account under the Plan in the event of such Participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, if permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant's notional account under the Plan in the event of such Participant's death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

          (b)   Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

          (c)   All beneficiary designations will be in such form and manner as the Administrator may designate from time to time. Notwithstanding Sections 15(a) and (b) above, the Company and/or the Administrator may decide not to permit such designations by Participants in non-U.S. jurisdictions to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f).

        16.    Transferability.    Neither Contributions credited to a Participant's notional account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

        17.    Use of Funds.    The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions except under Offerings in which applicable local law requires that Contributions to the Plan by Participants be segregated from the Company's general corporate funds and/or deposited with an independent third party for Participants in non-U.S. jurisdictions. Until shares of Common Stock are issued, Participants will only have the rights of an unsecured creditor with respect to such shares.

        18.    Adjustments, Dissolution, Liquidation, Merger or Other Corporate Transaction.

          (a)    Adjustments.    In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, and the numerical limits of Sections 7 and 13.

          (b)    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company's proposed dissolution or liquidation. The Administrator will notify each Participant in writing or electronically, prior to the New Exercise Date, that the Exercise Date for the Participant's option has been changed to the New Exercise Date and that the Participant's option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

          (c)    Merger or Other Corporate Transaction.    In the event of a merger, sale or other similar corporate transaction involving the Company, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date on which such Offering Period shall end. The New Exercise Date will occur before the date of the Company's proposed merger, sale or other similar corporate transaction. The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date, that the Exercise Date for the Participant's option has been changed to the New Exercise Date and that the Participant's option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

        19.    Amendment or Termination.

          (a)   The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 18). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants' notional accounts that have not been used to purchase shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under local laws, as further set forth in Section 12 hereof) as soon as administratively practicable.

          (b)   Without stockholder consent and without limiting Section 19(a), the Administrator will be entitled to change the Offering Periods or Purchase Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.

          (c)   In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:

              (i)  amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;

             (ii)  altering the Purchase Price for any Offering Period or Purchase Period including an Offering Period or Purchase Period underway at the time of the change in Purchase Price;

            (iii)  shortening any Offering Period or Purchase Period by setting a New Exercise Date, including an Offering Period or Purchase Period underway at the time of the Administrator action;

            (iv)  reducing the maximum percentage of Compensation a Participant may elect to set aside as Contributions; and

             (v)  reducing the maximum number of Shares a Participant may purchase during any Offering Period or Purchase Period.

        Such modifications or amendments will not require stockholder approval or the consent of any Plan Participants.

        20.    Notices.    All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

        21.    Conditions Upon Issuance of Shares.    Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.

        As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

        22.    Code Section 409A.    The Plan is intended to be exempt from the application of Code Section 409A and any ambiguities herein will be interpreted to so be exempt from Code Section 409A. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Code Section 409A or that any provision in the Plan would cause an option under the Plan to be subject to Code Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant's consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Code Section 409A, but only to the extent any such amendments or action by the Administrator would not violate Code Section 409A. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Code Section 409A is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Code Section 409A.

        23.    Term of Plan.    The Plan will become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It will continue in effect for a term of twenty (20) years, unless sooner terminated under Section 19.

        24.    Stockholder Approval.    The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

        25.    Governing Law.    The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).

        26.    Severability.    If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.

 EXHIBIT A

UNITED THREAPEUTICS CORPORATION
EMPLOYEE STOCK PURCHASE PLAN
SUBSCRIPTION AGREEMENT

Original Application	Offering Date:
Change in Payroll Deduction Rate

        1.                                           hereby elects to participate in the United Therapeutics Corporation Employee Stock Purchase Plan (the "Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Plan.

        2.     I hereby authorize payroll deductions from each paycheck in the amount of         % of my Compensation on each payday (from 0 to 15%) during the Offering Period in accordance with the Plan, commencing with the next Offering Period; provided that, in no event may more than $25,000 of Common Stock be purchased under the Plan in any calendar year. (Please note that no fractional percentages are permitted.)

        3.     I understand that said payroll deductions will be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option and purchase Common Stock under the Plan.

        4.     I have received a copy of the complete Plan and its accompanying prospectus. I understand that my participation in the Plan is in all respects subject to the terms of the Plan.

        5.     Shares of Common Stock purchased for me under the Plan should be issued in the name(s) of                                      (Eligible Employee or Eligible Employee and Spouse only).

        6.     I understand that if I dispose of any shares received by me pursuant to the Plan within two (2) years after the Offering Date (the first day of the Offering Period during which I purchased such shares), I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price that I paid for the shares. I acknowledge and agree that, unless I sell the shares, the shares must remain in a brokerage account specified by the Company until at least eighteen (18) months following the Exercise Date. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the two (2)-year holding period, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (b) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

        7.     I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

Employee's Social Security #:

Employee's Address:

        I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT WILL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:

Signature of Employee

 EXHIBIT B

UNITED THERAPEUTICS CORPORATION
EMPLOYEE STOCK PURCHASE PLAN
NOTICE OF WITHDRAWAL

        The undersigned participant in the Offering Period of the United Therapeutics Corporation Employee Stock Purchase Plan that began on                         ,                  (the "Offering Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as soon as reasonably practicable all the payroll deductions credited to his or her notional account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned will be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Name and Address of Participant:

Signature:

Date:

Please mark your votes as indicated in this example X Signature Signature Date Mark Here for Address Change or Comments SEE REVERSE WO# 22646 NOTE: Please sign exactly as the names(s) appear on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. If shareholder is a corporation, the signature should be that of an authorized officer, who should indicate his or her title. FOLD AND DETACH HERE FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 1. ELECTION OF DIRECTORS Nominees: 01 Martine Rothblatt 02 Louis Sullivan 03 Ray Kurzweil (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions________________________________________________________________ 4. Ratification of the Appointment of Ernst & Young LLP as United Therapeutics Corporation’s Independent Registered Public Accounting Firm for 2012 5. The transaction of such other business as may properly come before the meeting and any and all adjournments or postponements thereof. Should the undersigned be present and elect to vote at the annual meeting of shareholders or at any adjournment or postponement thereof and after notification to United Therapeutics Corporation at the annual meeting of the shareholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. 2. Advisory resolution to approve executive compensation 3. Approval of the United Therapeutics Corporation Employee Stock Purchase Plan I do do not plan to attend the meeting. (Please check one.) FOR ALL WITHHOLD FOR ALL *EXCEPTIONS THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES NAMED BELOW THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE RATIFICATION OF ERNST & YOUNG LLP AS UNITED THERAPEUTICS CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE FOLLOWING PROPOSAL United Therapeutics Corporation

FOLD AND DETACH HERE Address Change/Comments (Mark the corresponding box on the reverse side) SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 PLEASE DATE, SIGN AND MAIL THIS PROXY PROMPTLY You can now access your United Therapeutics Corporation account online. Access your United Therapeutics Corporation account online via Investor ServiceDirect® (ISD). The transfer agent for United Therapeutics Corporation, now makes it easy and convenient to get current information on your shareholder account. • View account status • View payment history for dividends • View certificate history • Make address changes • View book-entry information • Obtain a duplicate 1099 tax form Visit us on the web at www.bnymellon.com/shareowner/equityaccess For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment. WO# 22646 Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders The Proxy Statement, Form 10-K and the 2011 Annual Report to Shareholders are available at: http://ir.unither.com/annualProxy.cfm UNITED THERAPEUTICS CORPORATION Proxy for the 2012 Annual Meeting of Shareholders to be Held on June 26, 2012 The undersigned hereby appoints Martine Rothblatt and Paul Mahon, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of United Therapeutics Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the annual meeting of shareholders of our company to be held on June 26, 2012, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ITEMS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1, AND FOR PROPOSALS 2, 3 AND 4. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE PROXIES IN THEIR JUDGMENT. AT PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING OF SHAREHOLDERS. The undersigned acknowledges receipt from United Therapeutics Corporation prior to the execution of this proxy of the notice of annual meeting of shareholders, a Proxy Statement, a 2011 Annual Report and a 2011 Annual Report on Form 10-K.